UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

CARMAX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 13, 2005

To our shareholders:

The 2005 annual meeting of CarMax, Inc. shareholders will be held at The Richmond Marriott West Hotel, 4240 Dominion Boulevard, Glen Allen, Virginia, on Tuesday, June 21, 2005, beginning at 10:00 a.m. Eastern time. At the meeting, the holders of the company’s outstanding common stock will be asked to vote on the following matters:

(1)	Election of three directors for terms of three years.

(2)	Ratification of the selection of KPMG LLP as the company’s independent auditors.

(3)	Approval of an amendment to the CarMax, Inc. Amended and Restated 2002 Stock Incentive Plan to increase the number of shares of the company’s common stock reserved for issuance.

(4)	Approval of an amendment to the CarMax, Inc. Amended and Restated 2002 Non-Employee Directors Stock Incentive Plan to increase the number of shares of the company’s common stock reserved for issuance.

(5)	Any other business that may properly come before the meeting or any postponements or adjournments thereof.

Only CarMax, Inc. common stock (NYSE: KMX) shareholders of record at the close of business on April 29, 2005, are entitled to vote at the meeting and any postponements or adjournments of the meeting. All shareholders, even if they plan to attend the annual meeting, are urged to vote their proxy by Internet, by telephone, or by mail.

By order of the board of directors,

Stuart A. Heaton

Vice President, General Counsel,

and Corporate Secretary

2005 Proxy Statement Contents

Page

2	The Proxy Process

4	Proposal One — Election of Directors

6	Corporate Governance

11	Share Ownership Table

13	Compensation and Personnel Committee Report

15	Executive Compensation

22	Certain Relationships and Related Transactions

23	Audit Committee Report and Auditor Information

25	Proposal Two — Ratification of the Selection of Independent Auditors

26	Proposal Three — Approval of Amendment to the CarMax, Inc. Amended and Restated 2002 Stock Incentive Plan

31	Proposal Four — Approval of Amendment to the CarMax, Inc. Amended and Restated 2002 Non-Employee Directors Stock Incentive Plan

34	Appendix A — CarMax, Inc. Amended and Restated 2002 Stock Incentive Plan

44	Appendix B — CarMax, Inc. Amended and Restated 2002 Non-Employee Directors Stock Incentive Plan

THE PROXY PROCESS

This proxy statement, mailed on or about May 13, 2005, to holders of CarMax, Inc. (“CarMax” or “the company”) common stock, is furnished in connection with the solicitation of proxies by the board of directors for use at the 2005 annual meeting of shareholders to be held on June 21, 2005. The proxies also will be effective at any postponements or adjournments of the annual meeting. A copy of the company’s annual report for the fiscal year ended February 28, 2005, is being mailed to you with this proxy statement.

Your board of directors encourages you to vote in favor of all the director nominees, in favor of the ratification of the selection of KPMG LLP as the company’s independent auditors, in favor of the amendment to the CarMax, Inc. Amended and Restated 2002 Stock Incentive Plan (the “2002 Plan”), and in favor of the amendment to the CarMax, Inc. Amended and Restated 2002 Non-Employee Directors Stock Incentive Plan (the “2002 Directors Plan”).

Record Date

All shareholders that owned common stock at the close of business on April 29, 2005, are entitled to vote at the annual meeting. There were 104,463,090 shares of CarMax, Inc. common stock outstanding on that date.

Voting

Registered Holders. If you are a registered holder (i.e., if you hold shares in your name), you may vote in person at the annual meeting or by proxy. For these shares, you have three ways to vote by proxy:

1.	Connect to the Internet at www.eproxy.com/kmx/ and follow the instructions.

2.	Call 1-800-560-1965 and follow the instructions.

3.	Complete the proxy card and return it in the enclosed envelope.

Complete instructions for voting your shares can be found on your proxy card. If you sign and return your proxy card but do not provide voting instructions, your shares will be voted FOR the election of director nominees named in the proxy statement, FOR the ratification of the selection of the company’s independent auditors, FOR the approval of the amendment to the 2002 Plan, and FOR the approval of the amendment to the 2002 Directors Plan.

If you change your mind on any issue after you vote, you may revoke your proxy at any time before the close of voting at the annual meeting. There are four ways to revoke your proxy:

1.	Connect to the previously referenced website and follow the instructions for revoking a proxy.

2.	Call the previously listed 800 number and follow the instructions for revoking a proxy.

3.	Write to our corporate secretary at 4900 Cox Road, Glen Allen, Virginia 23060.

4.	Vote your shares in person at the annual meeting.

Beneficial Owners. If your shares are held through a broker or other nominee (i.e., in “street name”), please follow the instructions found on the voting instruction card sent to you by your broker. Your broker will vote according to your instructions. If you sign and return your voting instruction card, but do not provide voting instructions, your broker may vote your shares FOR the election of director nominees named in the proxy statement, FOR the ratification of the selection of the company’s independent auditors, FOR the approval of the amendment to the 2002 Plan, and FOR the approval of the amendment to the 2002 Directors Plan. If you do not return your voting instruction card, your broker may vote your shares FOR the election of director nominees named in the proxy statement and FOR the ratification of the selection of the company’s independent auditors because these are routine matters under the rules of the New York Stock Exchange (“NYSE”); however, your broker will not vote your shares with respect to the approval of the amendment to the 2002 Plan or the approval of the amendment to the 2002 Directors Plan because these proposals are not routine matters under the NYSE rules.

Employee Stock Purchase Plan Participants. If you are a participant in the CarMax, Inc. Amended and Restated 2002 Employee Stock Purchase Plan (the “ESPP”), you will receive a proxy card on which to provide voting instructions to Computershare Trust Co., Inc. (“Computershare”), the plan service provider. You have three ways to instruct Computershare to vote your ESPP shares:

1.	Connect to the Internet at www.eproxy.com/kmx/ and follow the instructions.

2.	Call 1-800-560-1965 and follow the instructions.

3.	Complete the proxy card and return it in the enclosed envelope.

Complete instructions can be found on the proxy card included with the proxy statement sent to plan participants. Computershare will vote according to your instructions. If you sign and return your voting proxy card, but do not provide voting instructions, Computershare may vote your shares FOR the election of director nominees named in the proxy statement, FOR the ratification of the selection of the company’s independent auditors, FOR the approval of the amendment to the 2002 Plan, and FOR the approval of the amendment to the 2002 Directors Plan. If you do not return your proxy card, Computershare will not vote any of your shares.

Rights. You are entitled to cast one vote for each share of common stock you hold.

Quorum. A majority of the shares outstanding on April 29, 2005, constitutes a quorum for this meeting. Abstentions and shares held by brokers or nominees that are voted on any matter are included in determining a quorum.

Vote Required. The three nominees for director receiving the most votes will be elected. Votes that are withheld and shares held in street name that are not voted in the election of directors will not be included in determining the number of votes cast and, therefore, will have no effect on the election of directors. The vote required for ratification of the selection of the company’s independent auditors is described on page 25. The vote required for approval of the amendment to the 2002 Plan is described on page 30. The vote required for approval of the amendment to the 2002 Directors Plan is described on page 33.

Attending the Meeting

Shareholders who plan to attend the meeting may be asked to present a valid picture identification, such as a driver’s license or passport. If you hold stock in street name, you must bring a copy of a brokerage statement indicating ownership of CarMax shares. If you are an authorized proxy or if you want to vote in person the shares that you hold in street name, you must present the proper documentation. Cameras, recording devices, and other electronic devices will not be permitted at the meeting.

Solicitation and Tabulation

The company will solicit proxies from our shareholders, and some of our employees may contact shareholders after the initial mail solicitation by telephone, by e-mail, or in person. We have also retained Morrow & Co., Inc. of New York, New York, to assist in the solicitation of proxies for a fee of $9,000 and reimbursement of expenses. The cost of soliciting proxies will be borne by the company. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for their reasonable expenses in sending proxy materials to the beneficial owners of stock. Wells Fargo Bank Minnesota, N.A., our transfer agent, will tabulate the proxies and assist with the annual meeting.

Matters Before the 2005 Annual Meeting

Management and the directors are not aware of any matters that may come before the annual meeting other than matters disclosed in this proxy statement. However, if other matters do properly come before the meeting, it is the intention of the persons named on the proxy or voting instructions to vote in accordance with their best judgment.

Proposals for the 2006 Annual Meeting

For a shareholder proposal to be considered for possible inclusion in the 2006 Proxy Statement, the corporate secretary of CarMax must receive it no later than January 13, 2006. CarMax plans to hold its 2006 annual meeting on or about June 20, 2006.

If you wish to bring any matter, other than nominations of director candidates, before the 2006 annual meeting outside of the proxy statement process, you must notify the corporate secretary in writing no earlier than February 1, 2006, and prior to March 1, 2006. The process for shareholder nomination of directors is described on page 10. Regarding each matter, the notice must contain:

•	A brief description of the business to be brought before the annual meeting, including the complete text of any resolutions to be presented and the reasons for conducting such business at the meeting.

•	The name and address of the shareholder proposing such business.

•	A representation that the shareholder is a shareholder of record at the time of the giving of notice and intends to appear in person or by proxy at the meeting to present the business specified in the notice.

•	The class and number of shares of company stock owned by the shareholder.

•	Any interest that the shareholder may have in such business.

If proper notice is not provided prior to March 1, 2006, the chairman of the meeting may exclude the matter and it will not be acted upon at the 2006 meeting. If the chairman does not exclude the matter, the proxies may vote in the manner they believe is appropriate, as the Securities and Exchange Commission (“SEC”) rules allow.

PROPOSAL ONE — ELECTION OF DIRECTORS

The company’s board of directors is divided into three classes with staggered three-year terms. W. Robert Grafton, William S. Kellogg, and Austin Ligon have been nominated for reelection to the board for three-year terms expiring at the 2008 annual meeting.

Your proxy will be voted to elect each of the nominees unless you tell us otherwise. If any nominee is not available to serve – for reasons such as death or disability – your proxy will be voted for a substitute nominee if the board nominates one. Each nominee has consented to being named in this proxy statement and to serve if elected.

The board of directors recommends a vote FOR each of the nominees listed below. Information about the nominees and the other directors of the company whose terms of office do not expire this year follows.

Nominees for Election to Three-Year Terms Expiring at the 2008 Annual Meeting

W. ROBERT GRAFTON, 64. Director since 2003.

Retired Managing Partner-Chief Executive, Andersen Worldwide S.C. Andersen Worldwide provided global professional auditing and consulting services through its two service entities, Arthur Andersen and Andersen Consulting. He is a certified public accountant and joined Arthur Andersen in 1963. He was elected a member of the Board of Partners, Andersen Worldwide in 1991 and chairman of the Board of Partners in 1994. He served as Managing Partner-Chief Executive from 1997 through 2000. Mr. Grafton is currently lead director of DiamondRock Hospitality Company.

WILLIAM S. KELLOGG, 61. Director since 2003.

Retired Chairman and Chief Executive Officer of Kohl’s Corporation, a national chain of apparel and home products department stores. From 1978 to 2003, Kohl’s business expanded from five stores in the Milwaukee area to almost 500 stores nationwide through organic growth and acquisitions of other retailers. Mr. Kellogg joined Kohl’s in 1967, was chief executive officer from 1978 to 2001, and was chairman of the board from 1978 to 2003.

AUSTIN LIGON, 54. Director since 1997.

President and Chief Executive Officer of CarMax. He is a co-founder of CarMax and has been integrally involved in the leadership of the business since its inception. He has been president of CarMax since 1995 and chief executive officer since the separation of the company from its former parent Circuit City Stores, Inc. on October 1, 2002. He was appointed senior vice president of corporate planning at Circuit City in 1991 and became senior vice president-automotive of Circuit City and president of CarMax in 1995. Prior to joining Circuit City in 1990, he was senior vice president of strategic planning for Marriott Hotels and Resorts.

Directors Whose Terms Expire at the 2007 Annual Meeting

KEITH D. BROWNING, 52. Director since 1997.

Executive Vice President and Chief Financial Officer of CarMax, Inc. He joined CarMax in 1996 after spending 14 years at Circuit City. While at Circuit City, he served as controller for the West Coast Division from 1984 to 1987, assistant controller from 1987 to 1990, corporate controller from 1990 to 1996, and vice president from 1992 to 1996.

JAMES F. CLINGMAN, JR., 68. Director since 2003.

Retired President and Chief Operating Officer of the H.E. Butt Grocery Company, an independently owned food retailer. He joined H.E. Butt Grocery Company in 1975, was named chief operating officer in 1984 and president in 1995, and retired in 2003. Mr. Clingman is a director of H.E. Butt Grocery Company, Van de Walle Food Manufacturing Company, Ecce Panis, and Discovery Food Company as well as an advisory member of Schnucks Food Company.

MAJOR GENERAL HUGH G. ROBINSON, (U.S.A., Ret.), 72. Director since 2002.

Chairman and Chief Executive Officer of Granville Construction & Development Co., Inc., a firm that develops and constructs low- and moderate-income residential housing, since 2003. From 1989 to 2003, he was chairman and chief executive officer of the Tetra Group, a construction management and building services firm. He is an advisory board member of TXU Corp. He also is a former chairman and board member of the Federal Reserve Bank of Dallas. He is a retired Major General from the United States Army. He is a director of Aleris International, Inc.

RICHARD L. SHARP, 58. Director since 2002; previously a director from 1997 to 1999.

Chairman of the Board of CarMax and a private investor. He is a co-founder of CarMax. Mr. Sharp joined Circuit City Stores, Inc. as executive vice president in 1982. He was president of Circuit City from 1984 to 1997, chief executive officer from 1986 to 2000, and chairman of the board from 1994 to 2002. He is the chairman of the board of Flextronics International, Ltd. and Scram Technologies, Inc.

THOMAS G. STEMBERG, 56. Director since 2003.

Venture Partner of Highland Capital Partners since 2005 and Chairman Emeritus of the Board of Staples, Inc., an office supply superstore retailer. He is the founder of Staples, Inc. and pioneered the office superstore industry. He was chief executive officer of Staples, Inc. from 1986 to 2002. From 2002 to 2004, Mr. Stemberg served as an executive officer at Staples with the title of Chairman. Mr. Stemberg is a director of PETsMART, Inc., Polycom, Inc., and The NASDAQ Stock Market, Inc.

Directors Whose Terms Expire at the 2006 Annual Meeting

JEFFREY E. GARTEN, 58. Director since 2002.

Dean of the Yale School of Management since 1995. He was the United States Undersecretary of Commerce for International Trade from 1993 to 1995 and previously spent 13 years in investment banking with Lehman Brothers and Blackstone Group. He is a director of Aetna Corporation, Calpine Corporation, and Credit Suisse Asset Management.

BETH A. STEWART, 48. Director since 2002.

Chairman since 1999 and Chief Executive Officer since 2001 of Storetrax.com, an Internet retail real estate listing service company. She has served, since 1992, as president of Stewart Real Estate Capital, a real estate investment company. She was an adjunct professor at Columbia University Graduate School of Business from 1994 to 1996. She previously spent 12 years in investment banking with Goldman, Sachs & Co. She is a director of General Growth Properties, Inc. and Avatar Holdings, Inc.

WILLIAM R. TIEFEL, 71. Director since 2002.

Retired Vice-Chairman of Marriott International, Inc. and Chairman Emeritus of The Ritz-Carlton Hotel Company, L.L.C. since 2002. He joined Marriott Corporation in 1961. He was named president of Marriott Hotels and Resorts in 1989, president of Marriott Lodging in 1993, and vice-chairman of Marriott International and chairman of The Ritz-Carlton Hotel Company in 1998. He is a director of Bulgari Hotels and Resorts.

CORPORATE GOVERNANCE

The business and affairs of the company are managed under the direction of the board of directors in accordance with the Virginia Stock Corporation Act and the company’s Articles of Incorporation and Bylaws. The committees of the board of directors are the Audit Committee, the Compensation and Personnel Committee, the Nominating and Governance Committee, and the Executive Committee.

Corporate Governance Policies and Practices

The board of directors is actively involved in shaping the company’s corporate governance. As a result, the board regularly monitors and reviews the reforms initiated by the Sarbanes-Oxley Act of 2002 and the related rules and regulations proposed and adopted by the SEC and the NYSE. In response to the various laws, rules, and regulations applicable to the company and its own views on corporate governance, the board has adopted corporate governance guidelines and a code of conduct applicable to all company personnel, including members of the board.

The corporate governance guidelines set forth the practices of the board with respect to their responsibilities, qualifications, access to management and independent advisors, compensation, orientation and continuing education, management evaluation and succession, and evaluation of their performance. The code of conduct contains provisions relating to honest and ethical planning (including the handling of conflicts of interest between personal and professional relationships), corporate opportunities, handling of confidential information, fair dealing, protection and proper use of company assets, compliance with laws, and other matters. Any amendment to or waiver from a provision of the code of conduct will be promptly disclosed on the company’s website.

The corporate governance guidelines, code of conduct, and the charters of the Audit Committee, Compensation and Personnel Committee, and Nominating and Governance Committee are available on the “Corporate Governance” link of the company’s investor information home page at http://investor.carmax.com. A printed copy of these documents is available to any shareholder upon written request to the corporate secretary of the company at 4900 Cox Road, Glen Allen, Virginia 23060.

Director Independence

Pursuant to NYSE requirements, the board has adopted corporate governance guidelines that meet or exceed the independence standards of the NYSE. Also, as part of the company’s corporate governance guidelines, the board has adopted categorical standards to assist it in evaluating the independence of each director and determining whether or not certain relationships between directors and the company or its subsidiaries (either directly or as a partner, shareholder, or officer of an organization that has a relationship with the company) are “material relationships” for the purposes of the NYSE independence standards. The categorical standards are enumerated below:

1.	A director who is an employee or whose immediate family member is an executive officer of the company is not independent until three years after the end of the employment relationship.

2.	A director who receives, or whose immediate family member receives, more than $100,000 per fiscal year in direct compensation from the company, other than the normal compensation and benefits for service as a director (provided such compensation is not contingent in any way on continued service), is not independent until three years after ceasing to receive more than $100,000 in such compensation. Compensation received by an immediate family member for service as a non-executive employee of the company is not considered in determining independence under this test.

3.	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, present or former internal or external auditors of the company is not independent until three years after the end of either the affiliation or the auditing relationship.

4.	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the company’s present executives serves on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship.

5.	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from the company for property or services in an amount which in any single fiscal year exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

6.	A director who serves as an executive officer of a charitable organization that receives contributions from the company in any single fiscal year in excess of the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues is not independent until three years after falling below such threshold.

For purposes of the above categorical standards, the term “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

In its annual review of director independence, with the assistance of the Nominating and Governance Committee, the board of directors evaluated the applicable commercial, industrial, banking, consulting, legal, accounting, charitable, familial, and other relationships of each director and their respective immediate family members with the company and its subsidiaries. In April 2005, the board of directors affirmatively determined, in its business judgment, that the following directors satisfy the company’s independence guidelines and the NYSE listing standards: James F. Clingman, Jr., Jeffrey E. Garten, W. Robert Grafton, William S. Kellogg, Major General Hugh G. Robinson, Thomas G. Stemberg, Beth A. Stewart, and William R. Tiefel. Austin Ligon and Keith D. Browning did not qualify as independent directors because they are executive officers of the company. Richard L. Sharp did not qualify as an independent director because, within the past three years, he has served as an employee of Circuit City Stores, Inc. (“Circuit City”), the company’s parent until October 1, 2002.

Executive Sessions

Executive sessions where nonmanagement directors meet on an informal basis are scheduled periodically. The company’s corporate governance guidelines provide that the nonmanagement directors may designate a director to preside at executive sessions on an annual basis. Mr. Sharp has been designated to serve as presiding director for executive sessions through the date of the 2005 annual meeting of shareholders. The company’s nonmanagement directors met in executive session three times in fiscal 2005.

Board and Committee Meeting Attendance

The board of directors met four times in fiscal 2005. Each director attended 75% or more of the total aggregate number of meetings of the board and of the committees on which he or she served.

Annual Meeting Attendance

The company requires members of the board of directors to attend the annual meeting of shareholders. All of the directors attended the 2004 annual meeting of shareholders, with Mr. Stemberg attending telephonically.

CORPORATE GOVERNANCE CONTINUED

Committees of the Board

The following table includes information related to the committees of the board of directors.

Committee	Members	Description
Audit	W. Robert Grafton, Chairman James F. Clingman, Jr. Hugh G. Robinson Beth A. Stewart	The Audit Committee operates under a written charter adopted by the board. This charter sets forth the requirements for membership and the committee’s authority, duties, and responsibilities. The Audit Committee assists in the board’s oversight of (1) the integrity of the company’s consolidated financial statements, (2) the company’s compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence, and (4) the performance of the company’s internal audit function and the independent auditors. The Audit Committee retains, and approves all fees paid to, the independent auditors. The Audit Committee also pre-approves all non audit engagements of the independent auditors. Each member of the Audit Committee is independent and financially literate, with Mr. Grafton considered an audit committee financial expert, in accordance with the applicable rules of the NYSE, the SEC, and the company’s corporate governance guidelines. The committee’s report to shareholders can be found on page 23. In fiscal 2005, the committee met 15 times.
Compensation and Personnel	Hugh G. Robinson, Chairman James F. Clingman, Jr. W. Robert Grafton William S. Kellogg Beth A. Stewart William R. Tiefel	The Compensation and Personnel Committee operates under a written charter adopted by the board. This charter sets forth the requirements for membership and the committee’s authority, duties, and responsibilities. The Compensation and Personnel Committee has certain authority as delegated by the board of directors with respect to compensation of the company’s directors and officers, including approving and evaluating certain of the company’s director and officer cash and equity compensation plans, policies, and programs. Each member of the Compensation and Personnel Committee is independent in accordance with the applicable rules of the NYSE and the company’s corporate governance guidelines. The committee’s report to shareholders can be found on page 13. In fiscal 2005, the committee met five times.
Nominating and Governance	William R. Tiefel, Chairman Jeffrey E. Garten William S. Kellogg Thomas G. Stemberg	The Nominating and Governance Committee operates under a written charter adopted by the board. This charter sets forth the requirements for membership and the committee’s authority, duties, and responsibilities. The Nominating and Governance Committee (1) identifies individuals qualified to become members of the board, (2) recommends to the board nominees for director to be presented at the annual meetings of shareholders and nominees to fill vacancies on the board, (3) assists the board in the oversight of management succession planning, including succession planning for the chief executive officer (“CEO”), (4) develops and recommends to the board the company’s corporate governance guidelines, and (5) considers director nominees submitted by shareholders in accordance with the procedures outlined on page 10. Each member of the Nominating and Governance Committee is independent in accordance with the applicable rules of the NYSE and the company’s corporate governance guidelines. In fiscal 2005, the committee met five times.

Committee	Members	Description
Executive	Austin Ligon, Chairman Keith D. Browning	The Executive Committee, subject to any limitation under applicable law, the company’s Bylaws or resolutions of the board, has the authority to exercise all powers of the full board of directors. This committee may meet between regular board meetings if certain actions are required. In fiscal 2005, the committee did not meet but acted by unanimous written consent seven times.

Director Compensation and Other Programs

Directors who are employees of CarMax receive no compensation for services as members of the board of directors or of any committee of the board. Non-employee director compensation includes both cash and equity components. The issuance of stock and stock options to non-employee directors is governed by the 2002 Directors Plan.

In fiscal 2005, the annual cash retainer for non-employee directors was $35,000. Each non-employee director also received CarMax common stock having a fair market value of $10,000 on the grant date and stock options valued at $50,000 on the grant date. The stock options were valued using the Black-Scholes pricing model. Non-employee directors received the stock and stock option grants in June 2004.

In May 2005, each of the non-employee director stock option grants made in June 2004 was amended to provide that a portion of the stock options relating to the right to purchase 1,300 shares of common stock (11,700 shares in the aggregate) shall be subject to shareholder approval of the amendment to the 2002 Directors Plan. See “Proposal Four—Approval of Amendment to the CarMax, Inc. Amended and Restated 2002 Non-Employee Directors Stock Incentive Plan” on page 31.

Directors who are elected to the board at dates other than the annual meeting date will generally receive the cash retainer prorated for their period of service and stock and option grants as of the date their service begins. During fiscal 2005, non-employee directors received $1,500 for each board or committee meeting attended, the Audit Committee chairman received an annual $7,500 committee chairman fee, and the chairmen of the Compensation and Personnel Committee and the Nominating and Governance Committee each received an annual $5,000 committee chairman fee. The company reimburses all directors for travel and other necessary business expenses incurred in the performance of their services to the company and extends coverage to them under the company’s health insurance policies. The directors may also participate in the company’s vehicle discount purchase program that is available to all company associates.

Nominating and Governance Committee Process for Identifying Director Nominees

Candidates for election to the company’s board of directors are considered in response to filling a vacancy on the board or if it is determined that the addition of an individual with specific skills or expertise would be beneficial. In identifying potential candidates for nomination to the board, input may be considered from several sources, including the Nominating and Governance Committee, other board members, the chief executive officer, outside search firms, and shareholder recommendations. Nominee candidates are evaluated in the same manner regardless of the source of the recommendation. The Nominating and Governance Committee will conduct an initial evaluation of each candidate. If suitable, the candidate will be interviewed by the committee and may also meet with the board and company management. If the committee determines a nominee would be a valuable addition to the board, a recommendation will be made to the full board.

Nominating and Governance Committee Criteria for Selection of Directors

The board and the Nominating and Governance Committee believe that the board should be comprised of directors with varied, complementary backgrounds and that directors should, at a minimum, have business or other relevant expertise that may be useful to the company. The board and Nominating and Governance Committee also believe that directors should possess the highest personal and professional ethics and should be willing and able to devote the requisite amount of time to company business.

CORPORATE GOVERNANCE CONTINUED

When considering nominees for director, the Nominating and Governance Committee takes into account a number of factors, including the following:

•	Size of the existing board.

•	Character, judgment, skill, education, relevant business experience, integrity, reputation, and other personal attributes or special talents.

•	Independence from management, extent of existing commitments to other businesses, and potential conflicts of interest with other pursuits.

•	Financial and accounting background, to enable the committee to determine whether the nominee would be considered an “audit committee financial expert” or “financially literate” under the applicable rules of the NYSE and the SEC.

•	Whether the potential nominee is subject to a disqualifying factor as described in the company’s corporate governance guidelines.

Process for Shareholder Nomination of Directors

The Nominating and Governance Committee will consider nominees for director suggested by shareholders applying the previously described criteria and considering the additional information referred to below. Under the company’s Bylaws, a shareholder wishing to nominate a director at a shareholders meeting must deliver written notice to the company’s corporate secretary of the intention to make such a nomination. The notice must be received no later than (1) 120 days in advance of an annual meeting of shareholders or (2) the close of business on the seventh day following the date on which notice of a special meeting for the election of directors is first given to shareholders.

A shareholder’s notice of a proposed director nominee should be sent to our corporate secretary at CarMax, Inc. 4900 Cox Road, Glen Allen, Virginia 23060, and must include:

•	The shareholder’s name and address.

•	Each nominee’s name and address.

•	A statement that the shareholder is a holder of record entitled to vote at such meeting.

•	A statement that the shareholder intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice.

•	A description of all arrangements or understandings between the shareholder and each nominee and any other person concerning the nomination.

•	Other information about the nominee that would be included in a proxy statement soliciting proxies for the election of directors.

•	The consent of each nominee to serve as a director of the company if so elected.

These requirements are more fully described in Section 2.3 of the Bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the corporate secretary.

Process for Shareholder Communication with Directors

Any shareholder wishing to contact the board of directors or any individual director may write to Richard L. Sharp, chairman of the board, with a courtesy copy to Stuart A. Heaton, corporate secretary, at CarMax, Inc., 4900 Cox Road, Glen Allen, Virginia 23060. Shareholders may also contact Mr. Sharp and Mr. Heaton via e-mail at chairman@carmax.com.

At the direction of the board of directors, each communication will be screened by Mr. Sharp and Mr. Heaton. After screening, if appropriate, the communication will be forwarded, if addressed to an individual director, to that director. If the communication is unrelated to a shareholder issue, it will be forwarded to the appropriate department within the company for further handling.

SHARE OWNERSHIP TABLE

The following table includes information about the company’s common stock beneficially owned as of February 28, 2005, by:

•	The company’s CEO and the four other most highly compensated officers.

•	Each director and/or nominee for director.

•	All directors and executive officers of the company as a group.

•	Each person who is known by the company to beneficially own more than five percent of the outstanding shares of CarMax, Inc. common stock.

Unless otherwise noted, each shareholder has sole voting power and investment power with respect to securities shown in the table below.

Named Executive Officers	CarMax, Inc. Option Shares that May Be Acquired Within 60 Days after February 28, 2005	Shares of CarMax, Inc. Common Stock Beneficially Owned as of February 28, 2005 (1)		Percent of Class
Austin Ligon**	540,000	1,782,782	(2)(3)	1.7%
Thomas J. Folliard	285,000	478,990	(4)	*
Keith D. Browning**	225,000	447,541		*
Michael K. Dolan	303,750	432,013		*
Joseph S. Kunkel	228,250	263,359	(5)	*

Directors/Director Nominees
James F. Clingman, Jr.	870	1,653		*
Jeffrey E. Garten	4,782	6,311		*
W. Robert Grafton	959	4,776		*
William S. Kellogg	959	84,593	(6)(7)	*
Hugh G. Robinson	2,870	5,033		*
Richard L. Sharp	4,782	201,490		*
Thomas G. Stemberg	870	10,093		*
Beth A. Stewart	4,782	160,382	(8)(9)	*
William R. Tiefel	4,782	16,311		*

All directors and executive officers as a group (15 persons)	1,632,656	3,920,327		3.8%

Beneficial Owners of More Than 5%
PRIMECAP Management Company	N/A	8,486,670	(10)	8.1%
225 South Lake Ave., #400
Pasadena, CA 91101
Capital Research and Management Company	N/A	8,345,500	(11)	8.0%
333 South Hope Street
Los Angeles, CA 90071
Lee S. Ainslie III, Maverick Capital Management, LLC	N/A	6,363,100	(12)	6.1%
300 Crescent Court, 18th Floor
Dallas, TX 75201
John W. Bristol & Co., Inc.	N/A	5,215,968	(13)	5.0%
48 Wall Street
New York, NY 10005

SHARE OWNERSHIP TABLE CONTINUED

*  Less than one percent of ownership based on the total number of shares of CarMax, Inc. common stock outstanding on February 28, 2005.

**  Mr. Ligon and Mr. Browning are also directors of the company.

1.  Includes shares of CarMax, Inc. common stock that could be acquired through the exercise of stock options within 60 days after February 28, 2005.

2.  Includes 54,570 shares of CarMax, Inc. common stock held in trust for Mr. Ligon’s children. Mr. Ligon disclaims beneficial ownership of these shares.

3.  Includes 4,708 shares of CarMax, Inc. common stock held by Mr. Ligon’s wife. Mr. Ligon disclaims beneficial ownership of these shares.

4.  Includes 50,000 shares of CarMax, Inc. common stock held by Mr. Folliard’s wife. Mr. Folliard disclaims beneficial ownership of these shares.

5.  Includes 2,000 shares of CarMax, Inc. common stock held by Mr. Kunkel’s private foundation. Mr. Kunkel disclaims beneficial ownership of these shares.

6.  Includes 10,600 shares of CarMax, Inc. common stock held in trust for Mr. Kellogg’s children. Mr. Kellogg disclaims beneficial ownership of these shares.

7.  Includes 10,000 shares of CarMax, Inc. common stock held by Mr. Kellogg’s irrevocable trust. Mr. Kellogg disclaims beneficial ownership of these shares.

8.  Includes 83,917 shares of CarMax, Inc. common stock held by Trewstar, LLC. Ms. Stewart, her husband, and children own 100% of Trewstar, LLC and Ms. Stewart and her husband share voting and dispositive power with respect to these shares. Ms. Stewart disclaims beneficial ownership of these shares.

9.  Includes 65,154 shares of CarMax, Inc. common stock held by Ms. Stewart’s husband. Ms. Stewart disclaims beneficial ownership of these shares.

10.  Information concerning the CarMax, Inc. common stock beneficially owned by the owner listed in the table as of December 31, 2004, was obtained from a Schedule 13G/A dated March 23, 2005. According to the Schedule 13G/A, PRIMECAP Management Company has the sole power to vote 3,799,870 shares and sole power to dispose of 8,486,670 shares of CarMax, Inc. common stock.

11.  Information concerning the CarMax, Inc. common stock beneficially owned by the owner listed in the table as of December 31, 2004, was obtained from a Schedule 13G/A dated February 9, 2005. According to the Schedule 13G/A, Capital Research and Management Company has the sole power to dispose of 8,345,500 shares of CarMax, Inc. common stock.

12.  Information concerning the CarMax, Inc. common stock beneficially owned by the owners listed in the table as of December 31, 2004, was obtained from a Schedule 13G/A dated February 13, 2005. According to the Schedule 13G/A, each of Maverick Capital, Ltd., Maverick Capital Management, LLC, and Lee S. Ainslie III has the sole power to vote or dispose of 6,363,100 shares of CarMax, Inc. common stock. Maverick Capital Management, LLC is the general partner of Maverick Capital, Ltd., an investment advisor, and Lee S. Ainslie III is the manager of Maverick Capital Management, LLC that has been granted sole investment discretion on behalf of that entity.

13.  Information concerning the CarMax, Inc. common stock beneficially owned by the owner listed in the table as of December 31, 2004, was obtained from a Schedule 13G dated February 3, 2005. According to the Schedule 13G, John W. Bristol & Co., Inc. has the sole power to vote 3,153,067 shares, shared power to vote 773,500 shares, and sole power to dispose of 5,215,968 shares of CarMax, Inc. common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

The company’s officers, directors, and persons who beneficially own more than 10% of the company’s common stock are required to report their common stock transactions to the SEC on Forms 3, 4, and 5 and provide copies of such forms to the company. Regulations also require the company to identify in this proxy statement any person subject to this requirement who failed to file any such report on a timely basis. As a matter of practice, members of our staff assist our executive officers and directors in preparing and filing these forms. Based solely on our review of the reports we have received or written representations that no other reports were required, we believe that all officers, directors, and beneficial owners of more than 10% of the company’s common stock complied with the filing requirements applicable to them with respect to transactions during the fiscal year ended February 28, 2005, except for Hugh G. Robinson, director, who filed a late report concerning cancellation of certain stock options; Beth A. Stewart, director, who filed a late report concerning certain stock options granted to her husband as a director of Circuit City, the company’s former parent company; and Stuart A. Heaton, vice president, secretary and general counsel, who filed a late report concerning the acquisition of certain change-of-control stock appreciation rights (“SARs”).

COMPENSATION AND PERSONNEL COMMITTEE REPORT

The committee is composed entirely of outside independent directors. The committee is responsible for the review, evaluation, and administration of the company’s executive compensation program.

The committee is responsible for implementing an executive compensation program that:

•	Supports and reinforces the company’s key operating and strategic goals.

•	Aligns the company’s and shareholders’ financial interests.

•	Attracts, retains, and motivates senior management talent by not only offering competitive pay opportunities, but also emphasizing the relationship between performance and pay.

The executive compensation program is administered with the goal of providing total compensation that is competitive, motivates the highest performance level possible, and maximizes total shareholder return.

Executive Compensation Philosophy

The company targets total compensation opportunities that are competitive with executives of similar responsibility at other retailers. Company performance dictates whether executives can earn above or below that level. The committee believes that the use of company-wide performance in setting goals promotes a unified vision for senior management and creates common motivation among the executives. Short- and long-term incentive opportunities are tied to the company’s financial achievements and stock price performance.

Executive Compensation Program

The company’s executive compensation program consists of three key elements:

•	Base salary.

•	Annual incentives.

•	Long-term incentives.

Base Salary. The committee annually reviews and establishes salaries for executive officers. In setting base salary, the committee reviews individual performance results, future potential as a key executive, scope of responsibilities and experience, the company’s financial performance, and, with respect to compensation for executive officers other than the CEO, the recommendations of the CEO.

Annual Incentives. The company’s Annual Performance-Based Bonus Plan (“Bonus Plan”) is designed to motivate and reward executive officers that are in a position to contribute materially to the success of CarMax. Competitive target award opportunities are established for each executive. Individuals may earn awards above or below their target based on the company’s performance versus its goals.

The Bonus Plan permits the committee to establish annual performance goals based on pretax earnings, earnings per share, or both. At the end of the year, the committee reviews the performance level achieved by the company and authorizes bonus payments under the target awards in accordance with the actual performance level. Annual performance goals are established with the purpose of fostering long-term superior performance against competitors.

For fiscal 2005, award opportunities for executive officers were based solely on performance against pretax earnings goals. The company did not meet its pretax earnings goals for the year; as a result, only partial bonuses were earned and awarded.

Long-Term Incentives. Equity compensation opportunities are provided through stock option grants and comprise a significant portion of total compensation. The committee administers the equity compensation program within the total number of shares authorized by shareholders for compensation purposes and with the goal of providing competitive total compensation opportunities. The committee considers equity grants an important tool to provide incentive to key executives to increase the company’s return to shareholders. Equity grants also aid in retention of key executives with future leadership potential.

Stock options generally vest and become exercisable ratably over the four-year period following the grant date.

COMPENSATION AND PERSONNEL COMMITTEE REPORT CONTINUED

Grant guidelines are set annually by the committee based on an assessment of competitive practices. Annual awards are determined based on an assessment of the guidelines for each position, scope of responsibility, company performance, individual performance, and long-term potential.

Chief Executive Officer Compensation

For fiscal 2005, the committee considered a number of factors to establish Mr. Ligon’s total compensation opportunities, including:

•	The company’s achievement of earnings goals for the fiscal year and over the long term.

•	An assessment of Mr. Ligon’s development and execution of a new store growth plan to achieve 15%-20% annual growth in locations with attractive return on invested capital consistent with other “big-box” retailers.

•	An assessment of Mr. Ligon’s guidance, mentoring, and management development of key members of the company’s executive management team in order to ensure that the company has the requisite executive management talent to achieve its growth and execution goals.

•	An assessment of Mr. Ligon’s ability to develop and execute an effective store management recruiting and development program in order to ensure that the company’s store operations have the requisite management talent to achieve its growth and execution goals.

•	An assessment of Mr. Ligon’s communication of the company’s message and accomplishments to key constituents such as shareholders, potential shareholders, Wall Street analysts, and the general public.

•	An assessment of Mr. Ligon’s development and promotion of a company culture that is enthusiastic, down-to-earth, nonhierarchical, and treats each company associate and customer with respect and personal attention.

The committee reviewed Mr. Ligon’s performance for fiscal year 2005 and determined that in the aggregate, he had performed successfully under the above-listed factors. Mr. Ligon’s total compensation opportunities (base salary, plus target annual incentives, plus the economic value of stock option grants) are within the range of competitive practices. Mr. Ligon earned and received only a portion of his target bonus because the company failed to meet its pretax earnings goals for the year.

Policy of Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the company’s tax deduction to $1 million for compensation paid to executive officers listed in the Summary Compensation Table on page 15, unless the compensation qualifies as performance-based in accordance with specific guidelines. The company’s policy is to comply with the requirements of Section 162(m). Accordingly, the company has taken appropriate actions to preserve full deductibility and has qualified the Bonus Plan and the 2002 Plan, as performance-based compensation.

In general, the company’s policy is to preserve full deductibility of executive compensation. However, notwithstanding this general policy, the committee has the authority to authorize payments or equity grants that may not be fully deductible, if it believes the arrangements are in the best interests of both the company and its shareholders.

COMPENSATION AND PERSONNEL COMMITTEE

Hugh G. Robinson, Chairman

James F. Clingman, Jr.

W. Robert Grafton

William S. Kellogg

Beth A. Stewart

William R. Tiefel

EXECUTIVE COMPENSATION

The table below shows the compensation awarded to or earned by the CEO and the four other most highly compensated executive officers for fiscal years 2005, 2004, and 2003. The dollar value of perquisites and other personal benefits received by each of the named executive officers during each of the fiscal years presented did not exceed the lesser of $50,000 or 10% of the total amount of salary and bonus reported for such officers for each fiscal year. In connection with options granted in fiscal 2005 and fiscal 2004, change-of-control SARs were granted (described on page 22). No free-standing SARs have been granted.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards Securities Underlying Options/SARs
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)
Austin Ligon	2005	742,269	412,500	120,000
President and Chief Executive Officer	2004	658,462	734,225	180,000
	2003	625,000	556,250	100,000

Thomas J. Folliard	2005	489,808	163,350	60,000
Executive Vice President, Store Operations	2004	432,346	290,250	75,000
	2003	393,885	213,066	50,000

Keith D. Browning	2005	489,808	163,350	60,000
Executive Vice President and Chief Financial Officer	2004	421,615	290,250	75,000
	2003	363,154	196,512	50,000

Michael K. Dolan	2005	435,385	96,800	50,000
Senior Vice President and Chief Information Officer	2004	381,654	172,000	65,000
	2003	342,423	123,532	45,000

Joseph S. Kunkel	2005	435,385	96,800	50,000
Senior Vice President, Marketing and Strategy	2004	376,115	172,000	65,000
	2003	326,692	117,836	45,000

EXECUTIVE COMPENSATION CONTINUED

Options Granted in Last Fiscal Year. The table below sets forth information on common stock option grants to the named executive officers during the fiscal year ended February 28, 2005. In connection with options granted in fiscal 2005 and fiscal 2004, change-of-control SARs were granted.

Name	Number of Securities Underlying Options/SARs Granted	% of Total Options Granted to Employees (1)	Exercise Price (2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
					5%	10%
Austin Ligon	120,000	5.64%	$29.61	4/1/2014	$2,234,211	$5,661,929
Thomas J. Folliard	60,000	2.82%	$29.61	4/1/2014	$1,117,106	$2,830,965
Keith D. Browning	60,000	2.82%	$29.61	4/1/2014	$1,117,106	$2,830,965
Michael K. Dolan	50,000	2.35%	$29.61	4/1/2014	$930,921	$2,359,137
Joseph S. Kunkel	50,000	2.35%	$29.61	4/1/2014	$930,921	$2,359,137

1.  The total number of options granted in fiscal 2005 to employees was 2,126,112. The options in the table expire on April 1, 2014, have a ten-year term, and vest 25% on the first anniversary of the grant date and 25% of the original grant amount yearly thereafter, until fully vested.

2.  The exercise price for all of the options is the fair market value of the underlying common stock on the date of the grant.

3.  The potential realizable value uses the hypothetical rates specified by the SEC and is not intended to forecast future appreciation, if any, of CarMax, Inc. common stock.

Aggregated Options Exercised in Last Fiscal Year and Fiscal Year-End Option Value. The following table sets forth information concerning common stock option exercises during fiscal 2005 and option values as of February 28, 2005, for the CarMax executive officers named in the Summary Compensation Table. The only SARs outstanding were change-of-control SARs granted in connection with fiscal 2005 and fiscal 2004 option grants.

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/ SARs at February 28, 2005		Value of Unexercised Options/SARs at February 28, 2005
			Exercisable	Unexercisable	Exercisable	Unexercisable
Austin Ligon	–	–	396,250	348,750	$9,675,294	$4,423,631
Thomas J. Folliard	–	–	217,500	162,500	$5,478,575	$1,985,363
Keith D. Browning	–	–	157,500	162,500	$3,733,250	$1,985,363
Michael K. Dolan	25,000	$299,825	245,000	140,000	$6,252,613	$1,728,488
Joseph S. Kunkel	40,000	$645,220	170,750	138,750	$4,189,701	$1,693,519

Equity Compensation Plan Information. The following table sets forth information as of February 28, 2005, with respect to compensation plans under which shares of the company’s common stock were authorized for issuance.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	7,092,478		$17.45		1,727,450	(1)
Equity compensation plans not approved by security holders (2)	–	(3)	–	(3)	515,886

Total	7,092,478				2,243,336

1.  The remaining stock available for future issuance under these plans may be issued as options, restricted stock, or stock appreciation rights.

2.  Under the ESPP, both full- and part-time associates who have been employed for one year can participate. Executive officers are excluded. A participating associate may authorize payroll deductions of 2% to 10% of compensation, up to an annual maximum of $7,500. Each month, the payroll deductions are used to purchase CarMax, Inc. common stock. Shares may either be purchased in the open market or previously unissued shares may be purchased from the company. The purchase price is either the average cost of all shares purchased for a particular month on the open market or the closing price of the stock on the NYSE on the last business day of the month if the shares are purchased from the company. To encourage participation in the ESPP, the company matches 15% of the associate’s contribution. An eligible associate may change, cease, or restart contributions for any payroll period without any penalty. The company pays all administrative costs of the ESPP.

3.  The ESPP authorizes the issuance of 1,000,000 shares of common stock. As of February 28, 2005, 484,114 shares have been purchased on the open market and 515,886 shares remain available for issuance. There are no outstanding options, warrants, or rights under the ESPP.

EXECUTIVE COMPENSATION CONTINUED

Ten-Year History of Options. The following table provides a historical perspective on the option activity under the company’s stock incentive plans. Prior to the separation from Circuit City, the options in the table were originally granted in Circuit City Stores, Inc.—CarMax Group common stock. These options were replaced by grants under the company’s plans at the October 1, 2002, separation of the company from Circuit City. The purpose of providing this information is to inform CarMax, Inc. shareholders of the manner in which Circuit City’s compensation committee granted the predecessor options and the distribution of the currently outstanding options among the company’s senior executives, other employees, and non-employee directors. The company’s Compensation and Personnel Committee will make future grants based on its compensation philosophy, and the historical information should not be relied on as indicative of future actions. See the Compensation and Personnel Committee’s Report on page 13.

	FY 2005		FY 2004		FY 2003		FY 2002		FY 2001
(Shares and options in thousands)	Shares	Avg. Price	Shares	Avg. Price	Shares	Avg. Price	Shares	Avg. Price	Shares	Avg. Price
Outstanding at beginning of year	5,676	$12.24	4,345	$10.25	3,631	$4.81	4,107	$3.16	3,324	$3.87
Granted	2,126	$29.47	2,154	$14.59	1,134	$26.22	1,659	$4.94	1,281	$1.70
Exercised	(522)	$8.40	(693)	$6.53	(285)	$5.06	(1,941)	$1.32	(56)	$0.22
Cancelled	(188)	$21.50	(130)	$14.88	(135)	$9.03	(194)	$5.95	(442)	$4.67

Outstanding options at end of year	7,092	$17.45	5,676	$12.24	4,345	$10.25	3,631	$4.81	4,107	$3.16

Options exercisable at end of year	2,693	$9.93	1,839	$8.02	1,440	$6.08	821	$6.85	1,943	$2.94

Shares outstanding or deemed outstanding	104,303		103,778		103,083		102,774 *		101,079 *
Total options granted	2,126		2,154		1,134		1,659		1,281
Total options granted as a percentage of total shares outstanding	2.0%		2.1%		1.1%		1.6%		1.3%
Total options granted to the named executive officers	340		460		290		490		185
Total options granted to the named executive officers as a percentage of total options granted	16.0%		21.4%		25.6%		29.5%		14.4%
Total options outstanding as a percentage of total shares outstanding	6.8%		5.5%		4.2%		3.5%		4.1%
Total options outstanding granted to the named executive officers	2,140		1,865		1,445		1,155		1,345
Total options outstanding granted to the named executive officers as a percentage of total options outstanding	30.2%		32.9%		33.3%		31.8%		32.7%

*  The number of shares outstanding has been calculated by adding the actual number of shares of CarMax Group common stock outstanding plus the number of shares that would have been outstanding if Circuit City Stores’ retained interest in the CarMax Group had been represented as actual shares outstanding. For fiscal 1996, which predated the creation of the CarMax Group common stock, the number of shares outstanding has been calculated by adding the number of shares that were issued in the 1997 initial public offering of CarMax Group common stock plus the number of shares that would have been outstanding at the time of the public offering if Circuit City Stores’ retained interest had been represented as actual shares outstanding.

FY 2000		FY 1999		FY 1998		FY 1997		FY 1996
Shares	Avg. Price	Shares	Avg. Price	Shares	Avg. Price	Shares	Avg. Price	Shares	Avg. Price
4,380	$1.77	4,822	$1.49	4,769	$0.51	4,278	$0.22	3,518	$0.22
1,132	$5.89	205	$8.63	413	$13.04	961	$1.68	796	$0.22
(2,027)	$0.22	(543)	$0.22	(273)	$0.22	–	–	–	–
(161)	$6.94	(104)	$10.54	(87)	$6.36	(470)	$0.27	(36)	$0.22

3,324	$3.87	4,380	$1.77	4,822	$1.49	4,769	$0.51	4,278	$0.22

1,203	$2.54	1,566	$0.96	762	$0.37	–	–	–	–

101,054 *		98,556 *		97,644 *		97,300 *		97,300 *
1,132		205		413		961		796
1.1%		0.2%		0.4%		1.0%		0.8%
295		–		65		720		–
26.1%		–		15.7%		74.9%		–
3.3%		4.4%		4.9%		4.9%		4.4%
1,160		2,253		2,435		2,520		1,800
34.9%		51.4%		50.5%		52.8%		42.1%

EXECUTIVE COMPENSATION CONTINUED

Performance Graph

The graph below shows the five year cumulative total return comparison among CarMax, Inc., the S&P 500 Index, and the S&P Retailing Index. The graph assumes the investment of $100 in the company’s stock on March 1, 2000.

The company separated from Circuit City on October 1, 2002. For dates preceding October 1, 2002, the graph above includes information for the Circuit City Stores, Inc.—CarMax Group common stock.

Retirement Plans

Pension Plan. The following table illustrates estimated annual retirement benefits payable under the company’s defined benefit pension plan to persons in specified compensation and years of service classifications calculated as a straight-line life annuity with no Social Security or other offsets.

	Estimated* Annual Pension for Representative Years of Credited Service
Highest Consecutive Five-Year Average Compensation	15 years	20 years	25 years	30 years	35 years

$ 500,000	$107,752	$143,670	$179,587	$215,504	$251,422
$ 600,000	$130,252	$173,670	$217,087	$260,504	$303,922
$ 700,000	$152,752	$203,670	$254,587	$305,504	$356,422
$ 800,000	$175,252	$233,670	$292,087	$350,504	$408,922
$ 900,000	$197,752	$263,670	$329,587	$395,504	$461,422
$1,000,000	$220,252	$293,670	$367,087	$440,504	$513,922
$1,100,000	$242,752	$323,670	$404,587	$485,504	$566,422
$1,200,000	$265,252	$353,670	$442,087	$530,504	$618,922
$1,300,000	$287,752	$383,670	$479,587	$575,504	$671,422
$1,400,000	$310,252	$413,670	$517,087	$620,504	$723,922
$1,500,000	$332,752	$443,670	$554,587	$665,504	$776,422
$1,600,000	$355,252	$473,670	$592,087	$710,504	$828,922

*  For 2005, the Internal Revenue Code limit on annual retirement benefits that may be paid from the pension plan was $170,000, and the limit on the amount of compensation that may be recognized by the pension plan was $210,000. The maximum benefit payable under the benefit restoration plan, as described on page 21, was $425,000 in 2005. The benefits shown above have not been limited by these caps.

The pension plan covers associates who satisfy certain age and service requirements. Benefits are based on a designated percentage of the average of compensation for the five highest of the last 10 consecutive years of employment, weighted according to years of credited service and integrated with Social Security covered compensation. For pension plan purposes, compensation of participants includes base pay, bonuses, overtime, and commissions and excludes amounts realized under any stock purchase plan or stock incentive plan. For pension plan purposes, compensation for those individuals listed in the Summary Compensation Table on page 15 is substantially the same as the amounts listed under the Salary and Bonus headings.

Benefit Restoration Plan. The company has a retirement benefit restoration plan to maintain compensation competitiveness and to create a retirement program that restores benefits for the company’s senior executives who are affected by the Internal Revenue Code limits on benefits provided under the company’s pension plan. Subject to an annual limit, the benefit restoration plan and the pension plan together provide benefits to all employees affected by the Internal Revenue Code limits at approximately the same percentage of compensation as for other employees. The named executive officers participate in this plan.

For purposes of the retirement plans, credited years of past and future service at age 65 will be 25 years for Mr. Ligon, 35 for Mr. Browning, 37 for Mr. Folliard, 17 for Mr. Dolan, and 30 for Mr. Kunkel.

Other Executive Agreements and Arrangements

CarMax has entered into employment agreements with all of the executive officers named in the Summary Compensation Table on page 15. Each employment agreement is effective as of August 2004. Each employment agreement is for an initial term of two years, with automatic extensions for additional periods of one year each following the end of the initial term (or any subsequent renewal period), unless either CarMax or the executive officer gives written notice of intent not to renew at least 90 days before the end of the initial term or any renewal period, as the case may be.

Under the terms of each employment agreement, the Compensation and Personnel Committee establishes and approves the amount of the executive officer’s annual salary, subject to the stated minimum amount. In addition, the committee approves the formula that determines the annual bonus, under the company’s Bonus Plan. Each executive officer is also eligible to participate in the 2002 Plan and to participate in all other incentive, compensation, benefit and similar plans and programs available to other executive officers of CarMax.

Each employment agreement provides for the termination of employment due to retirement, death or disability (as those terms are defined in the agreement). Termination under any of these circumstances will entitle the executive officer to a pro rata share of the target annual bonus in the year that termination occurs, in addition to the payment of any accrued but unpaid salary and bonus and any compensation that the executive officer had previously deferred. All forms of incentive compensation held by the executive officer, including stock options and other awards and grants, will vest in full and be immediately exercisable (as permitted by the applicable plan or agreement). Each employment agreement provides further for the termination of employment by the company without cause and termination by the executive officer for good reason (as those terms are defined in the agreement). Termination under either of these circumstances will entitle the executive officer, in addition to the amounts described above, to the payment of salary and bonus in the amounts that had been established for the year in which termination occurs for a period of two years following the date of termination, payable in equal monthly installments. The executive officer will also receive health and similar benefits for two years after the date of termination, outplacement services, and age and service credit through the then current term of the agreement under the company’s retirement and welfare plans. In addition, all forms of incentive compensation will vest in full and be immediately exercisable. The executive officer is not entitled to any severance payments for voluntary termination by the executive officer (before official retirement) or for termination for cause.

In the event that there is a change in control of CarMax or a sale of its assets (as those terms are defined in the

EXECUTIVE COMPENSATION CONTINUED

agreement), all forms of incentive compensation will vest in full and be immediately exercisable. The employment agreement provides further that the executive officer’s employment will continue until the second anniversary of the date that the change-in-control event occurs, at a salary and bonus equal to at least the highest amounts of salary and bonus for the executive officer for the two years preceding the year in which the event occurred. If the company terminates employment without cause or the executive officer terminates employment for good reason within 24 months following the change-in-control event, or the executive officer voluntarily terminates his employment during the 30-day period commencing on the 12th month following the change-in-control event, the executive officer will be entitled to, through a lump sum cash payment within 10 days after the date of termination, any accrued and unpaid salary and bonus, a pro rata share of the target annual bonus in the year that termination occurs, any compensation that the executive officer had previously deferred and all benefits and awards of long-term incentive compensation or other plans or programs that have been earned by but not paid to the executive officer. In addition, the executive officer will be entitled to a lump sum cash payment equal to 2.99 times the executive officer’s final compensation (as defined in the agreement) within 45 days of the date of termination. The executive officer will also receive benefits under the company’s welfare plans for 24 months after the date of termination, outplacement services, and age and service credit through the then current term of the agreement under the company’s retirement plans.

If employment terminates by reason of voluntary retirement, death, or disability during the two years following a change-in-control event, the executive officer will be entitled to, through a lump sum cash payment within 30 days after the date of termination, any accrued and unpaid salary and bonus, a pro rata share of the target annual bonus in the year that termination occurs, any compensation that the executive officer had previously deferred and all benefits and awards of long-term incentive compensation or other plans or programs that have been earned by but not paid to the executive officer.

Each employment agreement contains restrictive covenants relating to the protection of confidential information, customers, and employees of CarMax. The covenant not to compete and non-solicitation covenant each continues for a period of two years following the last day of the executive officer’s employment.

The form of executive employment agreement for the company’s named executive officers was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on October 12, 2004 (File No. 1-31420) and is incorporated herein by this reference.

The named executive officers have been granted SARs in connection with the fiscal 2005 and fiscal 2004 stock options granted to them under the company’s stock incentive plan. The SARs may only be exercised in the event of a change of control. The options also provide for accelerated vesting in the event of a change of control. Upon exercise of the SAR and the surrender of the related option, the holder is entitled to receive cash from the company in the amount of the spread between the option exercise price and the market value of the common stock at the time of exercise, which value is determined by a formula designed to take into account the effect of the change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 2005, the company provided Richard L. Sharp, the chairman of the board, with administrative support services. The cost to the company for these services was approximately $106,500. The company believes that the amounts expended by it were consistent with market rates.

AUDIT COMMITTEE REPORT AND AUDITOR INFORMATION

Audit Committee Report

The committee operates under a written charter adopted by the board. The charter reflects the requirements of the Sarbanes-Oxley Act of 2002, the SEC, and the NYSE.

The committee reviews and discusses the following with management and the company’s independent auditors, KPMG LLP (“KPMG”):

•	Quarterly and year-end results, consolidated financial statements, and reports, prior to public disclosure.

•	The company’s disclosure controls and procedures, including internal controls.

•	The independence of the auditors.

•	Management’s report and the independent auditors’ report and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The committee routinely meets with the internal and independent auditors, with and without management present.

The committee notes for shareholders that our committee has oversight responsibilities only and that we are not acting as experts in accounting or auditing. We rely without independent verification on the information provided to us and on the representations made by management and the independent auditors. Accordingly, our committee’s oversight does not provide an independent basis to determine that the company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America or that the audit of the company’s consolidated financial statements by the independent auditors has been carried out in accordance with auditing standards generally accepted in the United States of America.

Management has the primary responsibility for the preparation of the company’s fiscal 2005 consolidated financial statements and the overall reporting process, including the systems of internal control, and has represented to us that the company’s fiscal 2005 consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We reviewed and discussed the audited consolidated financial statements with management and the independent auditors. In accordance with the requirements established by the Statement on Auditing Standards No. 61, “Communication with Audit Committees,” these discussions included, among other things, a review of significant accounting policies, their application and estimates, and the independent auditors’ judgment about the company’s accounting controls and the quality of the company’s accounting practices.

The committee has received from the independent auditors written disclosures and a letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the independent auditors and considered among ourselves the issue of their independence from the company, including whether their performance of non-audit services is compatible with maintaining their independence.

Relying on these reviews and discussions, the committee recommended to the board of directors that the audited consolidated financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2005, for filing with the SEC.

AUDIT COMMITTEE

W. Robert Grafton, Chairman

James F. Clingman, Jr.

Hugh G. Robinson

Beth A. Stewart

AUDIT COMMITTEE REPORT AND AUDITOR INFORMATION CONTINUED

Auditor Information

Auditors Fees

The following table sets forth fees paid to KPMG for the fiscal years ended February 28, 2005, and February 29, 2004.

Type of Fee	2005	2004
Audit fees	$951,000	$407,000
Audit-related fees	173,000	159,000
Tax fees	30,000	63,000
All other fees	–	–

	$1,154,000	$629,000

Audit fees are for the audit of CarMax’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, quarterly reviews of unaudited consolidated financial statements, and services in connection with SEC registration statements. In addition, fiscal 2005 audit fees include approximately $495,000 in fees for services rendered for the attestation with respect to, and related reviews of, the company’s internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act of 2002, which first became applicable to the company for the fiscal year ended February 28, 2005.

Audit-related fees are for attestation services related to the company’s asset securitizations and audits of the financial statements of the company’s benefit plans.

Tax fees are for tax compliance services and related costs.

All other fees are for any other services provided.

Pre-Approved Services

The Audit Committee’s charter provides for pre-approval of audit and non-audit services to be performed by the independent auditors. All such services provided, as described previously, were pre-approved by the committee, which concluded that KPMG’s provisions of the services not related to the annual audit and quarterly reviews of the company’s consolidated financial statements was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

PROPOSAL TWO — RATIFICATION OF THE SELECTION OF INDEPENDENT

AUDITORS

The Audit Committee of the board has selected KPMG LLP as the independent auditors to perform the audit of our financial statements and our internal control over financial reporting for fiscal 2006. KPMG LLP served as our independent auditors for fiscal 2005. The firm is a registered public accounting firm. KPMG LLP representatives are expected to attend the 2005 annual meeting of shareholders. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions. We are asking our shareholders to ratify the selection of KPMG LLP as our independent auditors. Although ratification is not required by our Bylaws or otherwise, the board is submitting the selection of KPMG LLP to our shareholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our shareholders.

In order to be adopted, the ratification of the selection of KPMG LLP as the company’s independent auditors must be approved by the affirmative vote of the majority of the votes cast by holders of record of the company’s common stock. Abstentions and broker shares that are not voted on the proposal will not be counted in determining the number of votes cast.

The board of directors recommends that the shareholders vote FOR Proposal Two.

PROPOSAL THREE — APPROVAL OF AMENDMENT TO THE CARMAX, INC.

AMENDED AND RESTATED 2002 STOCK INCENTIVE PLAN

The company‘s shareholders are being asked to approve an amendment of the CarMax, Inc. Amended and Restated 2002 Stock Incentive Plan (the “2002 Plan”) to increase the number of shares of the company‘s common stock reserved for issuance under the 2002 Plan by 6,750,000. Both the Compensation and Personnel Committee of the board of directors and the full board of directors adopted this amendment, subject to shareholder approval at the annual meeting.

The proposed amendment will assure that a sufficient reserve of common stock remains available for issuance under the 2002 Plan in order to allow the company to continue to use equity incentives to attract and retain the services of key individuals and other personnel essential to the company’s long-term growth and financial success. The company relies significantly on equity incentives in the form of stock option grants and other stock-based awards believing that such equity incentives are necessary for the company to remain competitive in the marketplace for executive talent and other key employees. Incentive awards made to newly-hired or continuing employees are based on both competitive market conditions and individual performance.

The following is a summary of the principal features of the 2002 Plan and is qualified in its entirety by reference to the 2002 Plan. The summary does not purport to be a complete description of all the provisions of the 2002 Plan.

A copy of the 2002 Plan as proposed is attached to this proxy statement as Appendix A.

General

The 2002 Plan authorized 10,000,000 shares of CarMax, Inc. common stock for issuance pursuant to incentive awards made under the 2002 Plan. Incentive awards under the 2002 Plan may be in the form of stock options, stock appreciation rights, or restricted stock. The number of shares available for incentive awards under the 2002 Plan will be increased in an amount equal to incentive awards that are forfeited or otherwise terminated without issuance of shares and shares withheld by or tendered to CarMax in connection with the exercise of an option or other award or satisfaction of tax withholding obligations. Adjustments will be made in the aggregate number of shares that may be issued under the 2002 Plan in the event of a change affecting shares of CarMax, Inc. common stock, such as a stock dividend or split, recapitalization, reorganization, or merger. No more than 1,500,000 shares may be allocated for incentive awards to any one employee during any single calendar year. All present and future employees of the company are eligible to receive incentive awards under the 2002 Plan.

Administration

The Compensation and Personnel Committee administers the 2002 Plan. The committee has the power and complete discretion to administer the 2002 Plan, including the power to determine when to grant incentive awards; which eligible employees will receive incentive awards; whether the award will be an option, stock appreciation right, or restricted stock; whether stock appreciation rights will be attached to options; and the number of shares to be allocated to each incentive award. The committee may impose conditions on the exercise of options and stock appreciation rights and upon the transfer of restricted stock received under the 2002 Plan and may impose such other restrictions and requirements as it may deem appropriate, including reserving the right for CarMax to reacquire shares issued pursuant to an incentive award. The committee is also expressly authorized to make an award under the plan conditioned upon the surrender for cancellation of an existing incentive award.

Awards Issued under the 2002 Plan

As of February 28, 2005, the company has made incentive awards amounting to 8,272,550 shares of common stock reserved for issuance under the 2002 Plan. As a result, 1,727,450 shares of common stock remain available for incentive awards under the 2002 Plan. This amount includes shares that have been forfeited or otherwise terminated without issuance of shares. On February 28, 2005, the closing price for a share of common stock on the NYSE was $33.00.

The following table sets forth information relating to all grants of stock options under the 2002 Plan to (i) each of the named executive officers, (ii) all current executive officers as a group, (iii) all current directors who are not executive officers as a group, and (iv) all associates, including all current officers who are not named executive officers, as a group. The table does not include awards of restricted stock.

Name and Position	Number of Securities Underlying Options Outstanding (1)	Average Exercise Price ($/Share)	Value of Unexercised In-the-Money Options at February 28, 2005 ($) (2)
Austin Ligon President and Chief Executive Officer	745,000	13.94	14,098,925
Thomas J. Folliard Executive Vice President, Store Operations	380,000	13.22	7,463,938
Keith D. Browning Executive Vice President and Chief Financial Officer	320,000	14.99	5,718,613
Michael K. Dolan Senior Vice President and Chief Information Officer	385,000	12.13	7,981,100
Joseph S. Kunkel Senior Vice President, Marketing and Strategy	309,500	13.85	5,883,220

Named Executive Group	2,139,500	13.63	41,145,796
Non-Employee Director Group	–	N/A	N/A
All Associates other than Named Executive Officers	4,952,978	19.09	68,345,907

(1)	Stock options were granted at the closing sales price of a share of common stock as reported on the NYSE at the date of grant.
(2)	The value of in-the-money options was calculated by determining the difference between the closing price of a share of common stock as reported on the NYSE on February 28, 2005, and the exercise price of the options.

The company intends to continue to grant options to purchase shares of common stock under the 2002 Plan to eligible officers and key employees. No determination has been made as to which of the persons eligible to participate in the 2002 Plan will receive awards under the 2002 Plan in the future and, therefore, the future benefits to be allocated to any individual or to various groups of eligible participants are not presently determinable.

Stock Options

Options to purchase shares of CarMax, Inc. common stock granted under the 2002 Plan may be incentive stock options or nonstatutory stock options. Incentive stock options qualify for favorable income tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, while nonstatutory stock options do not. The option price of CarMax, Inc. common stock covered by an incentive stock option may not be less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the CarMax, Inc. common stock on the date of the option grant. The option price of CarMax, Inc. common stock covered by a nonstatutory option may not be less than 100% of the fair market value of the CarMax, Inc. common stock on the date of grant.

The value of incentive stock options, based on the aggregate exercise price, that can be exercisable for the first time in any calendar year under the 2002 Plan or any other similar plan maintained by CarMax is limited to $100,000. Options may only be exercised at the times specified by the committee, provided, however, that incentive stock options may not be exercised after the first to occur of (i) ten years (or, in the case of an incentive stock option granted to a 10% shareholder, five years) from the date on which the incentive stock option was granted, (ii) three months following the optionee’s termination of employment with CarMax or its affiliates for reasons other than death or disability, or (iii) one year from the optionee’s termination of employment because of death or disability.

If the option so provides, an optionee exercising an option may pay the purchase price: in cash; by delivering

PROPOSAL THREE — APPROVAL OF AMENDMENT TO THE CARMAX, INC.

AMENDED AND RESTATED 2002 STOCK INCENTIVE PLAN CONTINUED

shares of CarMax, Inc. common stock or by delivering a properly executed exercise notice together with irrevocable instructions to a broker to exercise all or part of the option, selling a sufficient number of shares of CarMax, Inc. common stock to cover the exercise price and applicable costs, expenses, and withholding taxes associated with such sale and delivering promptly from the proceeds of the sale the amount necessary to pay the exercise price and withholding taxes.

The 2002 Plan authorizes the committee also to include a reload feature in options. If an option with a reload feature is exercised by delivering shares of CarMax, Inc. common stock to pay the exercise price, the optionee is automatically granted a new option to purchase the number of shares delivered (a “reload option”). The reload option will have the same restrictions on exercisability as existed in the underlying option and the exercise price will be the fair market value of the CarMax, Inc. common stock on the date of grant of the reload option. The reload option may not have a reload feature.

Change of Control

The committee may, in its discretion, include provisions in stock options granted under the 2002 Plan that will make the options become fully exercisable upon a change of control of CarMax, or upon the occurrence of one or more events subsequent to a change of control, notwithstanding other conditions on exercisability in the option. A change of control will be deemed to have taken place if: (i) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 becomes, or acquires the right to become, the beneficial owner of CarMax’s securities having 20% or more of the combined voting power of the then outstanding securities of CarMax that may be cast for the election of the board of directors of CarMax (other than as a result of an issuance of securities initiated by CarMax in the ordinary course of business); or (ii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of CarMax before such a transaction cease to constitute a majority of the board of directors of CarMax or any successor to CarMax after such a transaction.

Stock Appreciation Rights

The committee may award stock appreciation rights under the 2002 Plan either with or without related options, or the committee may subsequently award and attach stock appreciation rights to a previously awarded nonstatutory option, and impose such conditions upon their exercise as it deems appropriate. When the stock appreciation right is exercisable, the holder may surrender to CarMax all or a portion of the unexercised stock appreciation right and receive in exchange an amount equal to the difference between (i) the fair market value on the date of exercise of the CarMax, Inc. common stock covered by the surrendered portion of the stock appreciation right and (ii) the exercise price of the CarMax, Inc. common stock under the related option or, if the stock appreciation right is not related to an option, the fair market value of CarMax, Inc. common stock on the date the stock appreciation right was awarded. The committee may limit the amount that can be received when a stock appreciation right is exercised. When a stock appreciation right related to an option is exercised, the underlying option, to the extent of the stock appreciation right’s surrender, will no longer be exercisable. Similarly, when an option is exercised, any stock appreciation rights attached to the option will no longer be exercisable. CarMax’s obligation arising upon exercise of a stock appreciation right may be paid in CarMax, Inc. common stock or in cash, or in any combination of the two, as the committee may determine. Stock appreciation rights may only be exercised when the underlying option is exercisable or, if there is no underlying option, at the times specified by the committee.

Restricted Stock

Restricted stock issued pursuant to the 2002 Plan is subject to the following general restrictions: (i) no such shares may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions on such shares have lapsed or been removed under the provisions of the 2002 Plan, and (ii) if a holder of restricted stock ceases to be employed by CarMax or one of its affiliates, any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed will be forfeited. The committee is also authorized to impose further restrictions on restricted stock awards, including additional events of forfeiture. The committee will establish as to each share of restricted stock issued under the 2002 Plan the terms and conditions upon which the restrictions on those shares will lapse; provided that, except in limited circumstances, the period of restriction must be at least three years from the date of grant. The terms and conditions may include, without limitation, the lapsing of those restrictions at the end of a specified period of time as a result of the disability, death, or retirement of the participant, or as a result of the occurrence of a change of control. In addition, the committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all restrictions.

During the period of restriction, participants holding shares of restricted stock may exercise full voting rights with respect to those shares and are entitled to receive all dividends and other distributions paid with respect to those shares.

Transferability of Incentive Awards

No options or stock appreciation rights granted under the 2002 Plan, and, during the applicable period of restriction, no shares of restricted stock, may be sold, transferred, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution. All rights granted to a participant under the plan will be exercisable during the participant’s lifetime only by such participant or, if permissible under applicable law, by the participant’s guardians or legal representatives. Upon the death of a participant, the participant’s personal representative or beneficiary may exercise the participant’s rights under the plan. No incentive awards may be transferred for value or consideration without the prior approval of CarMax’s shareholders.

Federal Income Tax Information

The following is a general summary of the current federal income tax treatment of incentive awards that would be authorized to be granted under the 2002 Plan, based upon the current provisions of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder. As the rules governing the tax treatment of such awards are quite technical, the following discussion of tax consequences is necessarily general in nature and does not purport to be complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This discussion does not address the tax consequences under applicable state and local law.

Incentive Stock Options. A participant will not recognize income on the grant or exercise of an incentive stock option. However, the difference between the exercise price and the fair market value of the stock on the date of exercise is an adjustment item for purposes of the alternative minimum tax. If a participant does not exercise an incentive stock option within certain specified periods after termination of employment, the participant will recognize ordinary income on the exercise of such incentive stock option in the same manner as on the exercise of a nonqualified stock option, as described below.

Nonqualified Stock Options and Stock Appreciation Rights. A participant generally is not required to recognize income on the grant of a nonqualified stock option or a stock appreciation right. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or stock appreciation right is exercised. In general, the amount of ordinary income required to be recognized is (a) in the case of a nonqualified stock option an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price, and (b) in the case of a stock appreciation right, the amount of cash and/or the fair market value of any shares received upon exercise plus the amount of taxes withheld from such amounts.

Restricted Stock. Unless a participant who receives an award of restricted stock makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, as described below, the participant generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the restrictions lapse and the shares vest (that is, become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on that date over the amount, if any, paid for those shares. If a participant makes a Section 83(b) election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be

PROPOSAL THREE — APPROVAL OF AMENDMENT TO THE CARMAX, INC.

AMENDED AND RESTATED 2002 STOCK INCENTIVE PLAN CONTINUED

recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for those shares. In that case, the participant will not be required to recognize additional ordinary income when the restrictions lapse and the shares vest.

Gain or Loss on Sale or Exchange of Shares. In general, gain or loss from the sale or exchange of shares granted under the 2002 Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange. However, if certain holding period requirements are not satisfied at the time of a sale or exchange of shares acquired upon exercise of an incentive stock option (a “disqualifying disposition”), a participant generally will be required to recognize ordinary income upon that disposition.

Deductibility by CarMax. CarMax generally is not allowed a deduction in connection with the grant or exercise of an incentive stock option. However, if a participant is required to recognize income as a result of a disqualifying disposition, CarMax will be entitled to a deduction equal to the amount of ordinary income so recognized. In general, in the case of a nonqualified stock option (including an incentive stock option that is treated as a nonqualified stock option, as described above), a stock appreciation right, or restricted stock, CarMax will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, provided that certain income tax reporting requirements are satisfied.

Performance-Based Compensation. Subject to certain exceptions, Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows federal income tax deductions for compensation paid by a publicly-held corporation to certain executives to the extent the amount paid to an executive exceeds $1 million for the taxable year. The 2002 Plan has been designed to allow the committee to grant stock options and stock appreciation rights that qualify under an exception to the deduction limit of Section 162(m) for “performance-based compensation.”

Term: Modification of 2002 Plan

The 2002 Plan will terminate on September 30, 2012 unless the CarMax board of directors terminates it prior to that date. The CarMax board of directors may amend, alter, or terminate the 2002 Plan in such respects as it deems advisable, provided that the CarMax shareholders must approve any amendment that would (i) materially increase the benefits accruing to participants under the 2002 Plan, (ii) materially increase the number of shares of CarMax, Inc. common stock that may be issued under the 2002 Plan, or (iii) materially modify the requirements of eligibility for participation in the 2002 Plan. Incentive awards granted under the 2002 Plan may be amended with the consent of the participant so long as the amended award is consistent with the terms of the plan.

Vote Required

In order to be adopted, the amendment to the 2002 Plan must be approved by the affirmative vote of a majority of the votes cast by holders of record of the company’s common stock. Under applicable NYSE listing standards, the total votes cast on the proposal must also represent more than 50% of all shares of common stock outstanding on the record date. Shareholders may direct that their votes be cast for or against the proposal, or shareholders may abstain from this proposal. Abstentions will have the same effect as votes cast against the proposal. Broker shares that are not voted on this proposal are not considered votes cast.

The board of directors recommends that the shareholders vote FOR Proposal Three.

PROPOSAL FOUR — APPROVAL OF AMENDMENT TO THE CARMAX, INC.

AMENDED AND RESTATED 2002 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN

The company’s shareholders are being asked to approve an amendment to the CarMax, Inc. Amended and Restated 2002 Non-Employee Directors Stock Incentive Plan (“2002 Directors Plan”) to increase the number of shares of the company’s common stock reserved for issuance under the 2002 Directors Plan by 150,000. Both the Compensation and Personnel Committee of the board of directors and the full board of directors adopted this amendment, subject to shareholder approval at the Annual Meeting.

The 2002 Directors Plan assists the company in recruiting and retaining individuals of ability and experience who are not employed by the company to serve on the board and its committees. The board believes that the 2002 Directors Plan aligns participants’ interests with those of the company’s shareholders by providing a vehicle for non-employee directors to participate in the growth and performance of the company. As of February 28, 2005, no shares remain available for issuance of future award grants under the 2002 Directors Plan.

The following is a summary of the principal features of the 2002 Directors Plan and is qualified in its entirety by reference to the 2002 Directors Plan. The summary does not purport to be a complete description of all the provisions of the 2002 Directors Plan.

A copy of the 2002 Directors Plan as proposed is attached to this proxy statement as Appendix B.

General

The 2002 Directors Plan authorizes incentive awards to directors who are not full-time employees of CarMax in the form of stock options, stock appreciation rights, stock grants, or restricted stock. The 2002 Directors Plan authorized 100,000 shares of CarMax, Inc. common stock for issuance pursuant to incentive awards made under the 2002 Directors Plan. The number of shares available for incentive awards under the 2002 Directors Plan will be increased for incentive awards that are forfeited or otherwise terminated without issuance of shares, and for shares withheld by or tendered to CarMax in connection with the exercise of an option or other award or satisfaction of tax withholding obligations. Adjustments will be made in the aggregate number of shares that may be issued under the 2002 Directors Plan in the event of a change affecting shares of CarMax, Inc. common stock, such as a stock dividend or split, recapitalization, reorganization, or merger.

Administration

The CarMax board of directors administers the 2002 Directors Plan and has the complete discretion to determine when to grant incentive awards, which eligible non-employee directors will receive incentive awards, whether the award will be an option, stock appreciation right, stock grant, or restricted stock and the number of shares to be allocated to each incentive award. The CarMax board of directors may impose conditions on the exercise of options and stock appreciation rights and upon the transfer of restricted stock received under the 2002 Directors Plan and may impose such other restrictions and requirements as it may deem appropriate. The 2002 Directors Plan is intended to conform to the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

Awards Issued under the 2002 Directors Plan

The company has made incentive awards with respect to all the shares of common stock reserved for issuance under the 2002 Directors Plan. As a result, no shares of common stock remain available for incentive awards under the 2002 Directors Plan. This amount includes shares that have been forfeited or otherwise terminated without issuance of shares.

The company has also made incentive awards in the form of stock option grants for 11,700 shares of common stock to non-employee directors, which grants are subject to shareholder approval of the amendment to the 2002 Directors Plan. If the amendment is approved, these stock options, upon vesting and exercise, will be issued as common stock from the proposed 150,000 share increase in authorization under the 2002 Directors Plan.

As of February 28, 2005, the total number of shares of common stock underlying outstanding options under the 2002 Directors Plan was 88,047 (which includes the 11,700 stock options granted subject to shareholder approval of the proposed amendment to the 2002 Directors Plan). These outstanding options have exercise

PROPOSAL FOUR — APPROVAL OF AMENDMENT TO THE CARMAX, INC.

AMENDED AND RESTATED 2002 NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN CONTINUED

prices ranging from $14.05 to $31.43, and the aggregate value of these options that were in the money on February 28, 2005, was $1,009,177. On February 28, 2005, the closing price for a share of common stock on the NYSE was $33.00.

Stock Options

All options to purchase shares of CarMax, Inc. common stock granted under the 2002 Directors Plan are nonstatutory stock options. The exercise price of the stock option may not be less than 100% of the fair market value of the CarMax, Inc. common stock on the date of grant. Options may be exercised only at such times as are specified by the CarMax board of directors. If the option provides, an optionee exercising an option may pay the purchase price: in cash; by delivering shares of CarMax, Inc. common stock; or by delivering a properly executed exercise notice together with irrevocable instructions to a broker to exercise all or part of the option, selling a sufficient number of shares of CarMax, Inc. common stock to cover the exercise price and other costs, and expenses associated with such sale and delivering promptly from the proceeds of the sale the amount necessary to pay the exercise price.

Stock Appreciation Rights

The CarMax board of directors may award stock appreciation rights under the 2002 Directors Plan. When the stock appreciation right is exercisable, the holder may surrender to CarMax all or a portion of the unexercised stock appreciation right and receive in exchange an amount equal to the difference between (i) the fair market value on the date of exercise of the CarMax, Inc. common stock covered by the surrendered portion of the stock appreciation right and (ii) the fair market value of such CarMax, Inc. common stock on the date the stock appreciation right was awarded. CarMax’s obligation arising upon exercise of a stock appreciation right may be paid in CarMax, Inc. common stock or in cash, or in any combination of the two, as the CarMax board of directors may determine.

Stock Grants

The CarMax board of directors may make stock grants under the 2002 Directors Plan. Such stock grants are typically grants of CarMax, Inc. common stock without restrictions. The board has complete discretion to make such stock grants and to do so whenever the board considers it appropriate. The board may permit eligible non-employee directors to elect to receive a stock grant under the 2002 Directors Plan in lieu of retainer, meeting fees, and other fees to which these directors would otherwise be entitled. The CarMax, Inc. common stock to be issued in connection with such a stock grant will have a fair market value equal to the fees otherwise payable, determined as of the date which the fees would otherwise become payable to the director.

Restricted Stock

Restricted stock may be issued pursuant to the 2002 Directors Plan. Restricted stock is subject to the following general restrictions: (i) no shares may be sold, transferred, pledged, or otherwise encumbered or disposed of until the restrictions have lapsed or been removed under the provisions of the 2002 Directors Plan, and (ii) if a holder of restricted stock ceases to serve as a CarMax director, any shares of restricted stock on which the restrictions have not lapsed or been otherwise removed will be forfeited. The CarMax board of directors may impose further restrictions on restricted stock awards, including additional events of forfeiture. The board of directors will establish as to each share of restricted stock issued under the 2002 Directors Plan the terms and conditions upon which the restrictions on those shares will lapse; provided that, except in limited circumstances, the period of restriction must be at least three years from the date of grant. The terms and conditions may include, without limitation, the lapsing of those restrictions at the end of a specified period of time as a result of the disability, death, or retirement of the participant, or as a result of the occurrence of a change of control. In addition, the board of directors may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all restrictions.

During the period of restriction, participants holding shares of restricted stock may exercise full voting rights with respect to those shares and are entitled to receive all dividends and other distributions paid with respect to those shares.

Transferability of Awards

Options and stock appreciation rights may be transferable by a participant and exercisable by a person other than a participant, but only to the extent specifically provided in the terms of the award; provided, however, that no transfer for value or consideration will be permitted without the prior approval of CarMax’s shareholders.

Federal Income Tax Information

A non-employee director does not recognize federal income tax when granted a nonstatutory stock option, a stock appreciation right, or restricted stock. Upon exercise of a nonstatutory option or a stock appreciation right, a non-employee director generally will recognize ordinary compensation income equal to the difference between the fair market value of the CarMax, Inc. common stock on the date of the exercise and the award price. A non-employee director may deliver shares of CarMax, Inc. common stock instead of cash to acquire shares under a nonstatutory stock option without having to recognize taxable gain on any appreciation in value of the shares delivered. A director who has received shares in connection with a stock grant will include in his compensation an amount equal to the fair market value of the shares of stock at the time of the grant for the tax year in which the grant occurs. In general, a non-employee director who has received shares of restricted stock will include in his compensation an amount equal to the fair market value of the shares of restricted stock at the time the restrictions lapse or are removed. A non-employee director will recognize ordinary income when granted a stock grant equal to the fair market value of the shares of CarMax, Inc. common stock on the date of grant. CarMax will be entitled to a deduction equal to the amount of ordinary income recognized by the non-employee director. This summary of federal income tax consequences of incentive awards granted under the 2002 Directors Plan does not purport to be complete. State, local, and foreign income taxes also may be applicable to the transactions described above.

Term: Modification of the Plan

The CarMax board of directors may terminate or amend the 2002 Directors Plan in such respects as it deems advisable, provided that no change will be made that increases the total number of shares of common stock reserved for issuance under the 2002 Directors Plan unless that change is approved by the CarMax shareholders. If not sooner terminated by the CarMax board, the 2002 Directors Plan will terminate at the close of business on September 30, 2012. Incentive awards granted under the 2002 Directors Plan may be amended with the consent of the participant so long as the amended award is consistent with the terms of the plan.

Vote Required

In order to be adopted, the amendment to the 2002 Directors Plan must be approved by the affirmative vote of a majority of the votes cast by holders of record of the common stock. Under applicable NYSE listing standards, the total votes cast on the proposal must also represent over 50% of all shares of the company’s common stock outstanding on the record date. Shareholders may direct that their votes be cast for or against the proposal, or shareholders may abstain from this proposal. The NYSE listing standards consider abstentions to be votes cast for purposes of this proposal. Broker shares that are not voted on this proposal are not considered votes cast and will not affect the outcome of the vote.

The board of directors recommends that the shareholders vote FOR Proposal Four.

APPENDIX A — CARMAX, INC. AMENDED AND RESTATED 2002

STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED JUNE 21, 2005)

1. Purpose. The purpose of this CarMax, Inc. 2002 Stock Incentive Plan (the “Plan”) is to further the long term stability and financial success of CarMax, Inc. (the “Company”) by attracting and retaining key employees of the Company through the use of stock incentives. It is believed that ownership of Company Stock will stimulate the efforts of those employees upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. It is also believed that Incentive Awards granted to employees under this Plan will strengthen their desire to remain with the Company and will further the identification of those employees’ interests with those of the Company’s shareholders.

2. Definitions. As used in the Plan, the following terms have the meanings indicated:

(a)	“Act” means the Securities Exchange Act of 1934, as amended.

(b)	“Applicable Withholding Taxes” means the minimum aggregate amount of federal, state and local income and payroll taxes that the Company is required by applicable law to withhold in connection with any Incentive Award.

(c)	“Board” means the Board of Directors of the Company.

(d)	“Change of Control” means the occurrence of either of the following events: (i) a third person, including a “group” as defined in section 13(d)(3) of the Act, becomes, or obtains the right to become, the beneficial owner of Company securities having 20% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors to the Board of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transactions shall cease to constitute a majority of the Board or of the board of directors of any successor to the Company.

(e)	“Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor or replacement provision of the Code.

(f)	“Committee” means the committee appointed by the Board as described under Section 14.

(g)	“Company” means CarMax, Inc., a Virginia corporation.

(h)	“Company Stock” means the common stock of the Company. In the event of a change in the capital structure of the Company, the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(i)	“Date of Grant” means the date on which an Incentive Award is granted by the Committee.

(j)	“Disability” or “Disabled” means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other forms of Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(k)	“Fair Market Value” means, for any given date, the fair market value of the Company Stock as of such date, as determined by the Committee based on the then prevailing prices of the Company Stock on the exchange on which it generally has the greatest trading volume.

(l)	“Incentive Award” means, collectively, the award of an Option, Stock Appreciation Right, or Restricted Stock under the Plan.

(m)	“Incentive Stock Option” means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

(n)	“Mature Shares” means shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six (6) months or (ii) has purchased on the open market.

(o)	“Nonstatutory Stock Option” means an Option that does not meet the requirements of Code section 422 or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

(p)	“Option” means a right to purchase Company Stock granted under Section 7 of the Plan, at a price determined in accordance with the Plan.

(q)	“Parent” means, with respect to any corporation, a parent of that corporation within the meaning of Code section 424(e).

(r)	“Participant” means any employee who receives an Incentive Award under the Plan.

(s)	“Reload Feature” means a feature of an Option described in a Participant’s stock option agreement that authorizes the automatic grant of a Reload Option in accordance with the provisions of Section 9(e).

(t)	“Reload Option” means an Option automatically granted to a Participant equal to the number of shares of Mature Shares delivered by the Participant in payment of the exercise price of an Option having a Reload Feature.

(u)	“Restricted Stock” means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 6.

(v)	“Restricted Stock Award” means an award of Restricted Stock granted under the Plan.

(w)	“Rule 16b-3” means Rule 16b-3 adopted pursuant to section 16(b) of the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 adopted after the effective date of the Plan’s adoption.

(x)	“Stock Appreciation Right” means a right to receive amounts from the Company awarded upon the terms and subject to the restrictions set forth in Section 8.

(y)	“Subsidiary” means any business entity (including, but not limited to, a corporation, partnership or limited liability company) of which a company directly or indirectly owns one hundred percent (100%) of the voting interests of the entity unless the Committee determines that the entity should not be considered a Subsidiary for purposes of the Plan. If a company owns less than one hundred percent (100%) of the voting interests of the entity, the entity will be considered a Subsidiary for purposes of the Plan only if the Committee determines that the entity should be so considered. For purposes of Incentive Stock Options, Subsidiary shall be limited to a subsidiary within the meaning of Code section 424(f).

(z)	“10% Shareholder” means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Code section 424(d).

3. General. Incentive Awards may be granted under the Plan in the form of Options, Stock Appreciation Rights, and Restricted Stock. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options. The provisions of the Plan referring to Rule 16b-3 shall apply only to Participants who are subject to section 16 of the Act.

4. Stock. Subject to Section 13 of the Plan, there shall be reserved for issuance under the Plan an aggregate of 16,750,000 shares of Company Stock, which shall be authorized, but unissued shares. Subject to Section 13 of the Plan, no more than 1,500,000 shares of Company Stock may be allocated to the Incentive Awards that are granted to any one Participant during any single calendar year. Shares of Company Stock that have not been issued under the Plan and that are allocable to Incentive Awards or portions thereof that expire or otherwise terminate unexercised may again be subjected to an Incentive Award under the Plan. Similarly, if any shares of Restricted Stock issued pursuant to the Plan are reacquired by the Company as a result of a forfeiture of such shares pursuant to the Plan, such shares may again be subjected to an Incentive Award under the Plan. For purposes of determining the number of shares of Company Stock that are available for Incentive Awards under the Plan, such number shall include the number of

APPENDIX A — CARMAX, INC. AMENDED AND RESTATED 2002

STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED JUNE 21, 2005) CONTINUED

shares of Company Stock under an Incentive Award surrendered by a Participant or retained by the Company in payment of Applicable Withholding Taxes.

5. Eligibility.

(a)	All present and future employees of the Company (or any Parent or Subsidiary of the Company, whether now existing or hereafter created or acquired) shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 14, to select which employees shall receive Incentive Awards and to determine for each such Participant the terms and conditions, the nature of the award and the number of shares to be allocated to each Participant as part of each Incentive Award.

(b)	The grant of an Incentive Award shall not obligate the Company or any Parent or Subsidiary of the Company to pay a Participant any particular amount of remuneration, to continue the employment of the Participant after the grant or to make further grants to the Participant at any time thereafter.

6. Restricted Stock Awards.

(a)	Whenever the Committee deems it appropriate to grant a Restricted Stock Award, notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Restricted Stock Award is granted and the terms and conditions to which the Restricted Stock Award is subject. This notice may be given in writing or in electronic form and shall be the award agreement between the Company and the Participant. A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.

(b)	Restricted Stock issued pursuant to the Plan shall be subject to the following restrictions:

(i)	None of such shares may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares shall have lapsed or shall have been removed pursuant to paragraph (d) or (e) below.

(ii)	The restrictions on such shares must remain in effect and may not lapse for a period of three years beginning on the Date of Grant, except as provided under paragraph (d) or (e) in the case of Disability, retirement, death or a Change in Control.

(iii)	If a Participant ceases to be employed by the Company or a Parent or Subsidiary of the Company, the Participant shall forfeit to the Company any shares of Restricted Stock, the restrictions on which shall not have lapsed or shall not have been removed pursuant to paragraph (d) or (e) below, on the date such Participant shall cease to be so employed.

(iv)	The Committee may establish such other restrictions on such shares that the Committee deems appropriate, including, without limitation, events of forfeiture.

(c)	Upon the acceptance by a Participant of a Restricted Stock Award, such Participant shall, subject to the restrictions set forth in paragraph (b) above, have all the rights of a shareholder with respect to the shares of Restricted Stock subject to such Restricted Stock Award, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s award agreement. If shares of Restricted Stock are issued without certificates, notice of the restrictions set forth in the Plan and the Participant’s Award Agreement must be given to the shareholder in the manner required by law.

(d)	The Committee shall establish as to each Restricted Stock Award the terms and conditions upon which the restrictions set forth in paragraph (b) above shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant or the occurrence of a Change of Control.

(e)	Notwithstanding the forfeiture provisions of paragraph (b)(iii) above, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

(f)	Each Participant shall agree at the time his Restricted Stock Award is granted, and as a condition thereof, to pay to the Company or make arrangements satisfactory to the Company regarding the payment to the Company of, Applicable Withholding Taxes. Until such amount has been paid or arrangements satisfactory to the Company have been made, no stock certificates free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to such Participant. If Restricted Stock is being issued to a Participant without the use of a stock certificate, the restrictions set forth in paragraph (b) shall be communicated to the shareholder in the manner required by law. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes, if the grant so provides, or the Committee by separate action so permits, the Participant may elect to (i) deliver Mature Shares or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee. The Committee has the express authority to change any election procedure it establishes at any time.

7. Stock Options.

(a)	Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent, if any, to which Stock Appreciation Rights are granted, and the conditions to which the grant and exercise of the Options are subject. This notice may be given in writing or in electronic form and shall be the stock option agreement between the Company and the Participant.

(b)	The exercise price of shares of Company Stock covered by an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant; provided that if an Incentive Stock Option is granted to an employee who, at the time of the grant, is a 10% Shareholder, then the exercise price of the shares covered by the Incentive Stock Option shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant.

(c)	The exercise price of shares of Company Stock covered by a Nonstatutory Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant.

(d)	Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s stock option agreement; provided that the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

(i)	No Incentive Stock Option may be exercised after the first to occur of:

(x)	Ten years (or, in the case of an Incentive Stock Option granted to a 10% Shareholder, five years) from the Date of Grant,

(y)	Three months following the date of the Participant’s termination of employment with the Company and any Parent or Subsidiary of the Company for reasons other than death or Disability; or

(z)	One year following the date of the Participant’s termination of employment by reason of death or Disability.

(ii)

Except as otherwise provided in this paragraph, no Incentive Stock Option may be exercised unless the Participant is employed by the Company or a Parent or Subsidiary of the Company at the time of the exercise and has been so employed at all times since the Date of Grant. If a Participant’s employment is terminated other than by reason of death or Disability at a time when the Participant holds an Incentive Stock Option that is exercisable

APPENDIX A — CARMAX, INC. AMENDED AND RESTATED 2002

STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED JUNE 21, 2005) CONTINUED

(in whole or in part), the Participant may exercise any or all of the then exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of termination) within three months after the Participant’s termination of employment. If a Participant’s employment is terminated by reason of his Disability at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the Participant may exercise any or all of the then exercisable portion of the Incentive Stock Option (to the extent exercisable on the date of Disability) within one year after the Participant’s termination of employment. If a Participant’s employment is terminated by reason of his death at a time when the Participant holds an Incentive Stock Option that is exercisable (in whole or in part), the then exercisable portion of the Incentive Stock Option may be exercised (to the extent exercisable on the date of death) within one year after the Participant’s death by the person to whom the Participant’s rights under the Incentive Stock Option shall have passed by will or by the laws of descent and distribution.

(iii)	An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and any Parent or Subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(e)	The Committee may, in its discretion, grant Options that by their terms become fully exercisable upon a Change of Control notwithstanding other conditions on exercisability in the stock option agreement, and, in such event, paragraph (e) shall not apply.

8. Stock Appreciation Rights.

(a)	Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or, if the Option is a Nonstatutory Stock Option, by an amendment to the Option at any time thereafter during the term of the Option. Stock Appreciation Rights may be exercised in whole or in part at such times and under such conditions as may be specified by the Committee in the Participant’s stock option agreement. The following provisions apply to all Stock Appreciation Rights that are granted in connection with Options:

(i)	Stock Appreciation Rights shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to surrender to the Company unexercised that portion of the underlying Option relating to the same number of shares of Company Stock as is covered by the Stock Appreciation Rights (or the portion of the Stock Appreciation Rights so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Option over (y) the exercise price of the Company Stock covered by the surrendered portion of the underlying Option. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of the Stock Appreciation Right.

(ii)	Upon the exercise of a Stock Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, shall not thereafter be exercisable.

(iii)	The Committee may, in its discretion, grant Stock Appreciation Rights in connection with

Options which by their terms become fully exercisable upon a Change of Control, which Stock Appreciation Rights shall only be exercisable following a Change of Control. The underlying Option may provide that such Stock Appreciation Rights shall be payable solely in cash. The terms of the underlying Option shall provide the method by which Fair Market Value of the Company Stock on the date of exercise shall be calculated based on one of the following alternatives:

(x)	the closing price of the Company Stock on the exchange on which it is then traded on the business day immediately preceding the day of exercise;

(y)	the highest closing price of the Company Stock on the exchange on which it is then traded, during the 90 days immediately preceding the Change of Control; or

(z)	the greater of (x) or (y).

(iv)	Subject to any further conditions upon exercise imposed by the Committee, a Stock Appreciation Right shall be exercisable only to the extent that the related Option is exercisable, and shall expire no later than the date on which the related Option expires.

(v)	A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the exercise price of the Company Stock covered by the underlying Option.

(b)	Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted without related Options. The terms and conditions of the award shall be set forth in a Stock Appreciation Rights agreement between the Company and the Participant in written or electronic form. The following provisions apply to all Stock Appreciation Rights that are granted without related Options:

(i)	Stock Appreciation Rights shall entitle the Participant, upon the exercise of all or any part of the Stock Appreciation Rights, to receive from the Company an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Rights over (y) the Fair Market Value on the Date of Grant of the Company Stock covered by the Stock Appreciation Rights. The Committee may limit the amount that the Participant may be entitled to receive upon exercise of the Stock Appreciation Right.

(ii)	Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Committee shall specify in the Participant’s Stock Appreciation Rights agreement.

(c)	The manner in which the Company’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Participant’s stock option agreement (if the Stock Appreciation Rights are related to an Option) or Stock Appreciation Rights agreement. The Committee may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

9. Method of Exercise Of Options And Stock Appreciation Rights.

(a)

Options and Stock Appreciation Rights may be exercised by the Participant by giving notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option or the number of Stock Appreciation Rights he has elected to exercise. In the case of a purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full paid in cash; provided that, if the terms of an Option so permit, or the Committee by separate action so permits, the Participant may (i) deliver Mature Shares (valued at their Fair Market Value on the date of exercise) in satisfaction of all or

APPENDIX A — CARMAX, INC. AMENDED AND RESTATED 2002

STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED JUNE 21, 2005) CONTINUED

any part of the exercise price, or (ii) to the extent permitted under applicable laws and regulations, deliver a properly executed exercise notice together with irrevocable instructions to a broker to exercise all or part of the Option, sell a sufficient number of shares of Company Stock to cover the exercise price, Applicable Withholding Taxes (if required by the Committee) and other costs and expenses associated with such sale and deliver promptly from the proceeds of the sale the amount necessary to pay the exercise price and any Applicable Withholding Taxes. The Participant shall not be entitled to make payment of the exercise price other than in cash unless provisions for an alternative payment method are included in the Participant’s stock option agreement or are agreed to in writing by the Company with the approval of the Committee prior to exercise of the Option.

(b)	The Company may place on any certificate representing Company Stock issued upon the exercise of an Option or a Stock Appreciation Right any legend deemed desirable by the Company’s counsel to comply with federal or state securities laws, and the Company may require of the participant a customary written indication of his investment intent. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued to him a certificate for the shares of Company Stock acquired, he shall possess no shareholder rights with respect to the shares.

(c)	Each Participant shall agree as a condition of the exercise of an Option or a Stock Appreciation Right to pay to the Company Applicable Withholding Taxes, or make arrangements satisfactory to the Company regarding the payment to the Company of such amounts. Until Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificate shall be issued upon the exercise of an Option or a Stock Appreciation Right.

As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Taxes if the Option or Stock Appreciation Rights agreement so provides, or the Committee by separate action so provides, a Participant may elect to (i) deliver Mature Shares or (ii) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee.

(d)	Notwithstanding anything herein to the contrary, if the Company is subject to section 16 of the Act, Options and Stock Appreciation Rights shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

(e)	If a Participant exercises an Option that has a Reload Feature by delivering Mature Shares in payment of the exercise price, the Participant shall automatically be granted a Reload Option. At the time the Option with a Reload Feature is awarded, the Committee may impose such restrictions on the Reload Option as it deems appropriate, but in any event the Reload Option shall be subject to the following restrictions:

(i)	The exercise price of shares of Company Stock covered by a Reload Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant of the Reload Option;

(ii)	If and to the extent required by Rule 16b-3, or if so provided in the Option agreement, a Reload Option shall not be exercisable within the first six months after it is granted; provided that, subject to the terms of the Participant’s stock option agreement, this restriction shall not apply if the Participant becomes Disabled or dies during the six-month period;

(iii)	The Reload Option shall be subject to the same restrictions on exercisability imposed on the underlying Option (possessing the Reload Feature) that was exercised unless the Committee specifies different limitations;

(iv)	The Reload Option shall not be exercisable until the expiration of any retention holding period imposed on the disposition of any shares of Company Stock covered by the underlying Option (possessing the Reload Feature) that was exercised; and

(v)	The Reload Option shall not have a Reload Feature.

10. Nontransferability of Incentive Awards. Incentive Awards shall not be transferable unless so provided in the award agreement or an amendment to the award agreement; provided, however, that no transfer for value or consideration will be permitted without the prior approval of the Company’s shareholders. Options and Stock Appreciation Rights which are intended to be exempt under Rule 16b-3 (to the extent required by Rule 16b-3 at the time of grant or amendment of the award agreement), by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant or by his guardian or legal representative.

11. Effective Date of the Plan and Transition.

(a)	This Plan shall be effective as of the date of separation between the Company and Circuit City Stores, Inc., and shall be submitted to the shareholders of Circuit City Stores, Inc. for approval prior to the separation. No Option or Stock Appreciation Right shall be exercisable and no Company Stock shall be issued under the Plan until (i) the Plan has been approved by shareholders, (ii) shares issuable under the Plan have been registered with the Securities and Exchange Commission and accepted for listing on the New York Stock Exchange upon notice of issuance, and (iii) the requirements of any applicable state securities laws have been met.

(b)	As of the date of separation between the Company and Circuit City Stores, Inc., this Plan shall assume obligations, including outstanding awards, from the Circuit City Stores, Inc. 1988 Stock Incentive Plan and the Circuit City Stores, Inc. 1994 Stock Incentive Plan with respect to employees of the Company or otherwise, to the extent provided in an agreement between the Company and Circuit City Stores, Inc.

12. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on the day immediately preceding the tenth anniversary of the date of separation between the Company and Circuit City Stores, Inc. No Incentive Awards shall be granted under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code or Rule 16b-3, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 13), expands the class of persons eligible to receive Incentive Awards, or materially increases the benefits accruing to Participants under the Plan unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Incentive Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Awards to meet the requirements of the Code, including Code sections 162(m) and 422, and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted to him. In no event shall any change be made to the Plan that permits repricing of Options unless such change is authorized by the shareholders of the Company.

13. Change in Capital Structure.

(a)

In the event of a stock dividend, stock split or combination of shares, recapitalization, merger in which the Company is the surviving corporation, reorganization, reincorporation, consolidation, or other change in the Company’s capital stock without the receipt of consideration by the Company (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the aggregate and individual maximum number of shares or securities which may be delivered under the Plan pursuant to Section 4, and the exercise price and other terms and relevant provisions of Incentive Awards shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would

APPENDIX A — CARMAX, INC. AMENDED AND RESTATED 2002

STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED JUNE 21, 2005) CONTINUED

produce fractional shares with respect to any Restricted Stock or unexercised Option or Stock Appreciation Right, the Committee may adjust appropriately the number of shares covered by the Incentive Award so as to eliminate the fractional shares.

(b)	If the Company is a party to a consolidation or merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

(c)	Any determination made or action taken under this Section 13 by the Committee shall be final and conclusive and may be made or taken without the consent of any Participant.

14. Administration Of The Plan. The Plan shall be administered by a Committee, which shall be appointed by the Board, consisting of not less than three members of the Board. Subject to paragraph (e) below, the Committee shall be the Compensation Committee of the Board unless the Board shall appoint another Committee to administer the Plan. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award that the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

(a)	The Committee shall have the power and complete discretion to determine (i) which eligible employees shall receive an Incentive Award and the nature of the Incentive Award, (ii) the number of shares of Company Stock to be covered by each Incentive Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) when, whether and to what extent Stock Appreciation Rights shall be granted in connection with Options, (v) the Fair Market Value of Company Stock, (vi) the time or times when an Incentive Award shall be granted, (vii) whether an Incentive Award shall become vested over a period of time and when it shall be fully vested, (viii) when Options or Stock Appreciation Rights may be exercised, (ix) whether a Disability exists, (x) the manner in which payment will be made upon the exercise of Options or Stock Appreciation Rights, (xi) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options or Stock Appreciation Rights is permitted, (xii) whether to approve a Participant’s election (A) to deliver Mature Shares to satisfy Applicable Withholding Taxes or (B) to have the Company withhold from the shares to be issued upon the exercise of a Nonstatutory Stock Option or a Stock Appreciation Right the number of shares necessary to satisfy Applicable Withholding Taxes, (xiii) the terms and conditions applicable to Restricted Stock Awards, (xiv) the terms and conditions on which restrictions upon Restricted Stock shall lapse, (xv) whether to accelerate the time at which any or all restrictions with respect to Restricted Stock will lapse or be removed, (xvi) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xvii) any additional requirements relating to Incentive Awards that the Committee deems appropriate. Notwithstanding the foregoing, no “tandem stock options” (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options. The Committee shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to the Participant, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

(b)	The Committee may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c)	A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d)	The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee. If a Committee of the Board is appointed to serve as the Committee, such Committee shall have, in connection with the administration of the Plan, the powers possessed by the Board, including the power to delegate a subcommittee of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board.

(e)	All members of the Committee must be “outside directors” as described in Code section 162(m). In addition, all members of the Committee must be “non-employee directors” as defined in Rule 16b-3.

15. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows:

(a)	If to the Company—at its principal business address to the attention of the Secretary;

(b)	If to any Participant—at the last address of the Participant known to the sender at the time the notice or other communication is sent.

16. Shareholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Company Stock subject to an Incentive Award unless and until such Participation has satisfied all requirements under the terms of the Incentive Award.

17. No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Incentive Award granted under the Plan shall confer upon any Participant any right to continue to serve the Company (or a Parent or Subsidiary of the Company) in the capacity in effect at the time the Incentive Award was granted or shall affect the right of the Company (or a Parent or Subsidiary of the Company) to terminate the employment of a Participant with or without notice and with or without cause.

18. Interpretation. The terms of the Plan shall be governed by the laws of the Commonwealth of Virginia, without regard to conflict of law provisions at any jurisdiction. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury or his delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. As to all Incentive Stock Options and all Nonstatutory Stock Options with an exercise price of at least 100% of Fair Market Value of the Company Stock on the Date of Grant, this Plan shall be interpreted for such Options to be excluded from applicable employee remuneration for purposes of Code section 162(m).

IN WITNESS HEREOF, this instrument has been executed this 21ST day of June, 2005.

CARMAX, INC.

By:
Keith D. Browning
Executive Vice President &
Chief Financial Officer

APPENDIX B — CARMAX, INC. AMENDED AND RESTATED 2002

NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED JUNE 21, 2005)

1. Purpose. The purpose of this CarMax, Inc. 2002 Non-Employee Directors Stock Incentive Plan (the “Plan”) is to encourage ownership in CarMax, Inc. (the “Company”) by non-employee members of the Board of Directors of the Company, in order to promote long-term shareholder value and to provide non-employee directors with an incentive to continue as directors of the Company.

2. Definitions. As used in the Plan, the following terms have the meanings indicated:

(a)	“Act” means the Securities Exchange Act of 1934, as amended.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Change of Control” means the occurrence of either of the following events: (i) a third person, including a “group” as defined in section 13(d)(3) of the Act, becomes, or obtains the right to become, the beneficial owner of Company securities having 20% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors to the Board of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Company before such transactions shall cease to constitute a majority of the Board or of the board of directors of any successor to the Company.

(d)	“Code” means the Internal Revenue Code of 1986, as amended.

(e)	“Company” means CarMax, a Virginia corporation.

(f)	“Company Stock” means shares of CarMax Common Stock subject to the limits of Section 4. Such shares shall be subject to adjustment as provided in Section 14.

(g)	“Date of Grant” means the date on which an Incentive Award is granted by the Board.

(h)	“Disability” or “Disabled” means a disability as determined by the Board.

(i)	“Fair Market Value” means, for any given date, the fair market value of the Company Stock as of such date, as determined by the Board based on the then prevailing prices of the Company Stock on the exchange on which it generally has the greatest trading volume.

(j)	“Incentive Award” means, collectively, the award of an Option, Stock Appreciation Right, Restricted Stock, or Stock Grants under the Plan.

(k)	“Nonstatutory Stock Option” means an Option that does not meet the requirements of Code section 422 or, even if meeting the requirements of Code section 422, is not intended to be an incentive stock option under Code section 422 and is so designated.

(l)	“Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

(m)	“Participant” means any non-employee member of the Board who receives an Incentive Award under the Plan.

(n)	“Restricted Stock” means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 6.

(o)	“Restricted Stock Award” means an award of Restricted Stock granted under the Plan.

(p)	“Rule 16b-3” means Rule 16b-3 adopted pursuant to section 16(b) of the Act. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 adopted after the effective date of the Plan’s adoption.

(q)	“Stock Appreciation Right” means a right to receive amounts from the Company awarded upon the terms and subject to the restrictions set forth in Section 8.

(r)	“Stock Grant” means Company Stock awarded without restrictions in accordance with Section 9.

3. General. Incentive Awards may be granted under the Plan in the form of Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, and Stock Grants.

4. Stock. Subject to Section 14 of the Plan, there shall be reserved for issuance under the Plan (i) an aggregate of 250,000 shares of CarMax Common Stock, which shall be authorized, but unissued shares. Shares of CarMax Common Stock that have not been issued and allocated to options or portions thereof that expire or otherwise terminate unexercised may be subjected to an Incentive Award under the Plan. Shares of a series of Company Stock that have not been issued under the Plan and that are allocable to Incentive Awards or portions thereof that expire or otherwise terminate unexercised may again be subjected to an Incentive Award under the Plan relating to shares of the same series of Company Stock. Similarly, if any shares of Restricted Stock issued pursuant to the Plan are reacquired by the Company as a result of a forfeiture of such shares pursuant to the Plan, such shares may again be subjected to an Incentive Award under the Plan relating to shares of the same series of Company Stock as those reacquired.

5. Eligibility.

(a)	Each director of the Company who is not a full-time employee of the Company or any parent or subsidiary of the Company shall be eligible to receive Incentive Awards under the Plan. The Board shall have the power and complete discretion, as provided in Section 15, to select which directors shall receive Incentive Awards and to determine for each such Participant the terms and conditions, the nature of the award and the number of shares to be allocated to each Participant as part of each Incentive Award.

(b)	The grant of an Incentive Award shall not obligate the Company to pay a Participant any particular amount of remuneration or to make further grants to the Participant at any time thereafter.

6. Restricted Stock Awards.

(a)	Whenever the Board deems it appropriate to grant a Restricted Stock Award, notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Restricted Stock Award is granted and the terms and conditions to which the Restricted Stock Award is subject. This notice shall become an award agreement between the Company and the Participant. A Restricted Stock Award may be made by the Board in its discretion without cash consideration.

(b)	Restricted Stock issued pursuant to the Plan shall be subject to the following restrictions:

(i)	None of such shares may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares shall have lapsed or shall have been removed pursuant to paragraph (d) or (e) below.

(ii)	The restrictions on such shares must remain in effect and may not lapse for a period of three years beginning on the date of grant, except as provided under paragraph (d) or (e) in the case of Disability, retirement, death or a Change in Control.

(iii)	If a Participant ceases to be a director of the Company, the Participant shall forfeit to the Company any shares of Restricted Stock, the restrictions on which shall not have lapsed or shall not have been removed pursuant to paragraph (d) or (e) below, on the date such Participant shall cease to serve as a member of the Board.

(iv)	The Board may establish such other restrictions on such shares that the Board deems appropriate, including, without limitation, events of forfeiture.

(c)

Upon the acceptance by a Participant of a Restricted Stock Award, such Participant shall, subject to the restrictions set forth in paragraph (b) above, have all the rights of a shareholder with respect to the shares of Restricted Stock subject to such Restricted Stock Award, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s award

APPENDIX B — CARMAX, INC. AMENDED AND RESTATED 2002

NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED JUNE 21, 2005) CONTINUED

agreement. If shares of Restricted Stock are issued without certificates, notice of the restrictions set forth in the Plan and the Participant’s Award Agreement must be given to the shareholder in the manner required by law.

(d)	The Board shall establish as to each Restricted Stock Award the terms and conditions upon which the restrictions set forth in paragraph (b) above shall lapse. Such terms and conditions may include, without limitation, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant or the occurrence of a Change of Control.

(e)	Notwithstanding the forfeiture provisions of paragraph (b)(iii) above, the Board may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

7. Stock Options.

(a)	Whenever the Board deems it appropriate to grant Options, notice shall be given to the eligible non-employee director stating the number of shares for which Options are granted, the Option price per share, the extent, if any, to which Stock Appreciation Rights are granted, and the conditions to which the grant and exercise of the Options are subject. This notice shall become a stock option agreement between the Company and the eligible non-employee director.

(b)	The exercise price of shares of Company Stock covered by a Nonstatutory Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant.

(c)	The Board may, in its discretion, grant Options that by their terms become fully exercisable Options may be exercised in whole or in part at such times as may be specified by the Board in the Participant’s stock option agreement.

(d)	Upon a Change of Control notwithstanding other conditions on exercisability in the stock option agreement.

8. Stock Appreciation Rights.

(a)	Whenever the Board deems it appropriate, Stock Appreciation Rights may be granted. The terms and conditions of the award shall be set forth in a stock appreciation rights agreement between the Company and the Participant. The following provisions apply to all Stock Appreciation Rights that are granted:

(i)	Stock Appreciation Rights shall entitle the Participant, upon the exercise of all or any part of the Stock Appreciation Rights, to receive from the Company an amount equal to the excess of (x) the fair market value on the date of exercise of the Company Stock covered by the Stock Appreciation Rights over (y) the fair market value on the Date of Grant of the Company Stock covered by the Stock Appreciation Rights. The Board may limit the amount that the Participant may be entitled to receive upon exercise of the Stock Appreciation Right.

(ii)	Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Board shall specify in the Participant’s stock appreciation rights agreement.

(b)	The manner in which the Company’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Board and shall be set forth in the Participant’s stock appreciation rights agreement. The Board may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Board may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

9. Stock Grants.

(a)	Whenever the Board deems it appropriate, a Stock Grant may be made to eligible non-employee directors. The Board shall have complete discretion to make such Stock Grants and may do so whenever it considers it appropriate.

(b)	Whenever the Board deems it appropriate, it may permit eligible non-employee directors to elect to receive a Stock Grant in lieu of retainer, meeting fees or other such fees to which such directors would otherwise be entitled. The Company Stock to be issued in connection with such a Stock Grant shall have a Fair Market Value equal to such fees otherwise payable, determined as of the date on which such payment of fees would otherwise become payable to such member of the Board.

10. Method of Exercise of Options and Stock Appreciation Rights.

(a)	Options and Stock Appreciation Rights may be exercised by the Participant giving notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option or the number of Stock Appreciation Rights he has elected to exercise. In the case of a purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full paid in cash; provided that, if the terms of an Option so permit, the Participant may: (i) deliver shares of Participant-owned Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price; or (ii) to the extent permitted under applicable laws and regulations, deliver a properly executed exercise notice together with irrevocable instructions to a broker to exercise all or part of the Option, sell a sufficient number of shares of Company Stock to cover the exercise price and other costs and expenses associated with such sale and deliver promptly from the proceeds of the sale the amount necessary to pay the exercise price. The Participant shall not be entitled to make payment of the exercise price other than in cash unless provisions for an alternative payment method are included in the Participant’s stock option agreement or are agreed to in writing by the Company with the approval of the Board prior to exercise of the Option.

(b)	Until the Participant has made any required payment, and has had issued to him a certificate for the shares of Company Stock acquired, he shall possess no shareholder rights with respect to the shares.

(c)	Notwithstanding anything herein to the contrary, if the Company is subject to section 16 of the Act, Options and Stock Appreciation Rights shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3.

(d)	Any shares of already owned Company Stock that are delivered by a Participant in satisfaction of all or any part of the exercise price of an Option shall be of the same series of Company Stock as the shares of Company Stock to which such Incentive Award relates.

11. Transferability of Incentive Awards. Nonstatutory Stock Options and Stock Appreciation Rights may be transferable by a Participant and exercisable by a person other than the Participant, but only to the extent specifically provided in the Incentive Award; provided, however, that no transfer for value or consideration will be permitted without the prior approval of the Company’s shareholders.

12. Effective Date of the Plan and Transition.

(a)	This Plan shall be effective as of the date of separation between the Company and Circuit City Stores, Inc., and shall be submitted to the shareholders of Circuit City Stores, Inc. for approval prior to the separation. No Option or Stock Appreciation Right shall be exercisable and no Company Stock shall be issued under the Plan until (i) the Plan has been approved by the Company’s shareholders, (ii) shares issuable under the Plan have been registered with the Securities and Exchange Commission and accepted for listing on the New York Stock Exchange upon notice of issuance, and (iii) the requirements of any applicable state securities laws have been met.

(b)	As of the date of separation between the Company and Circuit City Stores, Inc., this Plan shall assume obligations, including outstanding awards, from the Circuit City Stores, Inc. Amended And Restated 1989 Non-Employee Directors Stock Option Plan, to the extent provided in an agreement between the Company and Circuit City Stores, Inc.

13. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on the day immediately preceding the

APPENDIX B — CARMAX, INC. AMENDED AND RESTATED 2002

NON-EMPLOYEE DIRECTORS STOCK INCENTIVE PLAN (AS AMENDED AND RESTATED JUNE 21, 2005) CONTINUED

tenth anniversary of the separation between the Company and Circuit City Stores, Inc. No Incentive Awards shall be granted under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section 14) or permit repricing of options, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Incentive Awards as it deems appropriate to ensure compliance with Rule 16b-3. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Incentive Award previously granted to him.

14. Change in Capital Structure.

(a)	The number of shares reserved for issuance under the Plan, the terms of Incentive Awards, and all computations under the Plan shall be appropriately adjusted by the Board should the Company effect one or more stock dividends, stock splits, subdivisions or consolidations of shares, or other similar changes in capitalization, or if the par value of Company Stock is altered. If the adjustment would produce fractional shares with respect to any unexercised Option, the Board may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

(b)	If the Company is a party to a consolidation or merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company’s assets, the Board may take such actions with respect to outstanding Incentive Awards as the Board deems appropriate.

(c)	Any determination made or action taken under this Section 14 by the Board shall be final and conclusive and may be made or taken without the consent of any Participant.

15. Administration of the Plan. The Plan shall be administered by the Board. The Board shall have general authority to impose any limitation or condition upon an Incentive Award that the Board deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the following specific authority:

(a)	The Board shall have the power and complete discretion to determine (i) which eligible non-employee directors shall receive an Incentive Award and the nature of the Incentive Award, (ii) the number of shares of Company Stock to be covered by each Incentive Award, (iii) when, whether and to what extent Stock Appreciation Rights shall be granted, (iv) the fair market value of Company Stock, (v) the time or times when an Incentive Award shall be granted, (vi) whether an Incentive Award shall become vested over a period of time and when it shall be fully vested, (vii) when Options and Stock Appreciation Rights may be exercised, (viii) whether a Disability exists, (ix) the manner in which payment will be made upon the exercise of Options or Stock Appreciation Rights, (x) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options or Stock Appreciation Rights is permitted, (xi) the terms and conditions applicable to Restricted Stock Awards, (xii) the terms and conditions on which restrictions upon Restricted Stock shall lapse, (xiii) whether to accelerate the time at which any or all restrictions with respect to Restricted Stock will lapse or be removed, (xiv) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xv) any additional requirements relating to Incentive Awards that the Board deems appropriate. The Board shall have the power to amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to the Participant, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3.

(b)	The Board may adopt rules and regulations for carrying out the Plan. The interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. The Board may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c)	A majority of the members of the Board shall constitute a quorum, and all actions of the Board shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

16. Notice. All notices and other communications required or permitted to be given under this Plan may be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) If to the Company—at its principal business address to the attention of the Secretary; (b) If to any Participant—at the last address of the Participant known to the sender at the time the notice or other communication is sent.

17. Miscellaneous. By accepting any Incentive Award under the Plan, each Participant, and each person claiming under or through such person, shall be conclusively deemed to have given his or her acceptance and ratification of, and consent to, any action taken with respect thereto by the Company or the Board.

IN WITNESS HEREOF, this instrument has been executed this 21ST day of June, 2005.

CARMAX, INC.

By:
Keith D. Browning
Executive Vice President &
Chief Financial Officer

Fiscal Year 2005 Form 10-K

You may request, without charge, a copy of CarMax’s Annual Report filed with the SEC for fiscal year 2005 on Form 10-K, excluding exhibits, by:

1.	writing to

Investor Relations

CarMax, Inc.

4900 Cox Road

Glen Allen, Virginia 23060

2.	sending us an email at

investor_relations@carmax.com

3.	calling us at

(804) 747-0422, extension 4489

OR

4.	Viewing our Form 10-K on our Web site at www.carmax.com.

VOTE YOUR PROXY

By Internet	By Telephone	By Mail

CARMAX, INC. 4900 COX ROAD GLEN ALLEN VA 23060-6295 (804) 747-0422 www.carmax.com

CarlMax, Inc

PROXY

Annual Meeting of Shareholders — June 21, 2005 Proxy Solicited on Behalf of the Board of Directors

The shareholder named on the reverse side, having received the accompanying Proxy Statement of CarMax, Inc., hereby appoints Keith D. Browning, Stuart A. Heaton, and Kim D. Orcutt (the “Named Proxies”), or any one of them, as proxies for the undersigned, each with full power of substitution, to vote in accordance with the instructions set forth in this proxy all shares of CarMax, Inc. common stock that the named shareholder is entitled to vote at the CarMax, Inc. annual meeting of shareholders to be held on June 21, 2005, at 10:00 a.m. Eastern time in Richmond, Virginia, and any postponements and adjournments that may take place. The Named Proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof. IF YOU SIGN AND RETURN YOUR PROXY CARD, BUT DO NOT PROVIDE SPECIFIC VOTING INSTRUCTIONS, THE NAMED PROXIES WILL VOTE YOUR SHARES IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS WITH RESPECT TO ITEMS 1, 2, 3, AND 4.

If you are a participant in the CarMax, Inc. Employee Stock Purchase Plan (“the plan”), this proxy will serve as voting instructions to Computershare Trust Co., Inc. (“Computershare”), the plan service provider, for the shares held on your behalf. Computershare will vote shares held in the plan in accordance with any instructions received.

IF YOU SIGN AND RETURN YOUR PROXY CARD, BUT DO NOT PROVIDE SPECIFIC VOTING INSTRUCTIONS, COMPUTERSHARE MAY VOTE YOUR SHARES IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS WITH RESPECT TO ITEMS 1, 2, 3, AND 4.

IMPORTANT — This proxy should be completed, signed and dated on the reverse side.

See reverse for voting instructions.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, June 21, 2005. The Richmond Marriott West Hotel, 4240 Dominion Boulevard, Glen Allen, Virginia 23060 10:00 a.m. Eastern time

There are three ways to vote your proxy.

Your telephone or Internet vote authorizes the Named Proxies or Computershare, as applicable, to vote your shares in the same manner as if you marked, signed, and returned your proxy card.

COMPANY #

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK EASY IMMEDIATE

Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on June 20, 2005.

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions that the voice prompt provides.

VOTE BY INTERNET — http://www.eproxy.com/kmx/ — QUICK EASY IMMEDIATE

Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on June 20, 2005.

Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to CarMax, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card.

Please detach here

The Board of Directors Recommends a Vote “FOR” All Nominees.

1. Election of directors for terms stated in Proxy Statement:

01 W. Robert Grafton 02 William S. Kellogg

03 Austin Ligon

Vote FOR all nominees (except as indicated below)

Vote WITHHELD from all nominees

Instructions: To withhold authority to vote for any indicated nominee, write the number(s) beside the name(s) of the nominee(s) in the box provided to the right.

The Board of Directors Recommends a Vote “FOR” the Ratification and “FOR” the Amendments.

2. Ratification of the selection of KPMG LLP as Independent Auditors.

For

Against

Abstain

3. Approval of an amendment to the CarMax, Inc. Amended and Restated 2002 Stock Incentive Plan.

For

Against

Abstain

4. Approval of an amendment to the CarMax, Inc. Amended and Restated 2002 Non-Employee Directors Stock Incentive Plan.

For

Against

Abstain

5. In their discretion, the Named Proxies are authorized to vote upon any other business that may properly come before the meeting or any postponements or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, MAY BE VOTED FOR ALL NOMINEES, FOR THE RATIFICATION, AND FOR EACH AMENDMENT.

Address Change? Mark Box

Indicate changes below:

Date:

2005

Signature(s) in Box

NOTE: Please sign exactly as your name(s) appears on this proxy card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.